Exhibit 10.5

seaport east

BOSTON, MASSACHUSETTS

L E A S E

by and between

EAST OFFICE OPERATING
LIMITED PARTNERSHIP,

as Landlord

and

KURA ONCOLOGY, INC.

as Tenant

dated as of
March 24, 2020

SEAPORT EAST

LEASE

Table of Contents

ARTICLE 1 Reference Data			1

1.1	Subject Referred To		1
1.2	Exhibits		3
1.3	Definitions		3

ARTICLE 2 Premises and Term			8

2.1	Premises		8
2.2	Term		10

ARTICLE 3 Condition of Premises; Initial Installations			15

3.1	Condition of Premises; Initial Installations		15
3.2	Delivery		16
3.3	Plans and Specifications		16
3.4	Performance of Initial Installations; Tenant’s Contractor		17

ARTICLE 4 Rent			18

4.1	Payment of Rent: Fixed Rent		18
4.2	Additional Rent		18
	4.2.1	Real Estate Taxes	18
	4.2.2	Personal Property Taxes	19
	4.2.3	Operating Costs	19
	4.2.4	Insurance	22
4.3	Late Payment of Rent		24
4.4	Survival		24

ARTICLE 5 Landlord’s Covenants			24

5.1	Affirmative Covenants		24
	5.1.1	Condenser Water	24
	5.1.2	Electricity	24
	5.1.3	Cleaning	25
	5.1.4	Water	25
	5.1.5	Passenger Elevator Service	25
	5.1.6	Security	25
	5.1.7	Repairs	25
5.2	Interruption		25
5.3	Outside Services		26

i

5.4	Discontinuance of Electrical Service		26

ARTICLE 6 Tenant’s Additional Covenants			27

6.1	Affirmative Covenants		27
	6.1.1	Perform Obligations	27
	6.1.2	Use	27
	6.1.3	Repair and Maintenance	27
	6.1.4	Compliance with Law	28
	6.1.5	Indemnification	28
	6.1.6	Landlord’s Right to Enter	28
	6.1.7	Personal Property at Tenant’s Risk	28
	6.1.8	Payment of Landlord’s Costs of Enforcement	29
	6.1.9	Yield Up	29
	6.1.10	Rules and Regulations	30
	6.1.11	Estoppel Certificates	30
	6.1.12	Services Provided by Landlord; Landlord’s Expenses Re Consents	30
	6.1.13	Non-Discrimination and Affirmative Action	31
	6.1.14	Receipt and Delivery	31
	6.1.15	Security Measures	31
6.2	Negative Covenants		31
	6.2.1	Assignment and Subletting	31
	6.2.2	Nuisance	34
	6.2.3	Hazardous Wastes and Materials	35
	6.2.4	Floor Load; Heavy Equipment	35
	6.2.5	Improvements, Alterations and Additions	36
	6.2.6	Abandonment	38
	6.2.7	Signs; Building Directory	38
	6.2.8	Outside Sales, etc	38

ARTICLE 7 Casualty or Taking			38

7.1	Termination		38
7.2	Restoration		39
7.3	Award		39

ARTICLE 8 Defaults			40

8.1	Events of Default		40
8.2	Remedies		41
8.3	Remedies Cumulative		42
8.4	Landlord’s Right to Cure Defaults		42
8.5	Effect of Waivers of Default		43
8.6	No Waiver, etc		43
8.7	No Accord and Satisfaction		43

ARTICLE 9 Rights of Mortgagees and Ground Lessors		43

9.1	Rights of Mortgagees and Ground Lessors	43
9.2	Modifications	44

ARTICLE 10 Miscellaneous Provisions		44

10.1	Notices from One Party to the Other	44
10.2	Quiet Enjoyment	45
10.3	Lease Not to be Recorded	45
10.4	Limitation of Landlord’s Liability	45
10.5	Acts of God	45
10.6	Landlord’s Default	46
10.7	Brokerage	46
10.8	Applicable Law and Construction	46
10.9	Delivery	46
10.10	Rent	47
10.11	Certain Interpretational Rules	47
10.12	Parties Bound	47
10.13	Counterparts	47
10.14	Survival	47
10.15	Lease	48
10.16	Tenant	48
10.17	Service	48
10.18	No Waiver	48

ARTICLE 11 Letter of Credit		49

11.1	Letter of Credit	49
11.2	Renewal of Letter of Credit	49
11.3	Draws to Cure Defaults	50
11.4	Draws to Pay Damages	50
11.5	Return of Letter of Credit at End of Term	50

ARTICLE 12 Patriot Act		50

12.1	Patriot Act	50

EXHIBITS:
EXHIBIT A	Legal Description
EXHIBIT B	Plan Showing the Premises
EXHIBIT C	Form of Commencement Date Agreement
EXHIBIT D	Cleaning Specifications
EXHIBIT E	Rules and Regulations
EXHIBIT F	Form of Tenant Estoppel Certificate
EXHIBIT G	Nondiscrimination and Affirmative Action Covenants

EXHIBIT H	Form of Non-Disturbance Agreement for Superior Leases
EXHIBIT I	Form of Non-Disturbance Agreement for Mortgages
EXHIBIT J	Form of Letter of Credit

ARTICLE 1
Reference Data

1.1Subject Referred To.

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

Date of this Lease:	March 24, 2020
Building:	The building commonly known as Seaport East, Two Seaport Lane, Boston, Massachusetts being located on the parcel of land described in Exhibit A attached hereto.
Property:	Collectively, the Building and the land on which the Building is located.
Landlord:	East Office Operating Limited Partnership, a Massachusetts limited partnership
Original Notice Address of Landlord:

c/o Pembroke Real Estate LLC
255 State Street
Boston, Massachusetts 02109

Attn: Asset Management

With copies to:

c/o Pembroke Real Estate LLC
255 State Street
Boston, Massachusetts 02109
Attn:  General Counsel

and

Goulston & Storrs PC
400 Atlantic Avenue
Boston, Massachusetts 02110
Attn:  Frank E. Litwin, Esq.

Tenant:	Kura Oncology, Inc., a Delaware corporation

Original Notice Address of Tenant:	Kura Oncology, Inc. 3033 Science Park Road, Suite 220 San Diego, CA 92121 Attn: Chief Financial Officer
Premises:	A portion of the eighth (8th) floor of the Building, substantially as shown on the floor plan attached hereto as Exhibit B.
Rentable Area of the Premises:	16,541 square feet of Rentable Area.
Rentable Area of the Building:	502,554 square feet of Rentable Area.
Rentable Area of the Office Area:	490,283 square feet of Rentable Area.
Original Term:	The period of time beginning on the Commencement Date and ending on the Expiration Date, both dates inclusive.
Extension Option:	Tenant has the right to extend the Original Term for one (1) additional period of five (5) years, in accordance with and subject to Section 2.3.
Delivery Date:	The date on which Landlord delivers the Premises to Tenant in the Delivery Condition.
Commencement Date:	April 1, 2020.
Expiration Date:	July 31, 2024; or, if the Original Term shall have been extended for one (1) period of five (5) years in accordance with Section 2.3, July 31, 2029.
Base Operating Costs:	An amount equal to the Operating Costs payable for calendar year 2021.
Base Taxes:	An amount equal to the Taxes payable for tax fiscal year 2021, commencing on July 1, 2020 and expiring on June 30, 2021.
Tenant’s Tax Percentage:	The ratio of the Rentable Area of the Premises to the total Rentable Area of the Building, which shall initially be deemed to be 3.29%.
Tenant’s Office Percentage:	The ratio of the Rentable Area of the Premises to the total Rentable Area of the Office Area, which shall initially be deemed to be 3.37%.

Annual Fixed Rent Rate and Monthly Fixed Rent:
	Lease Year:	Annual Fixed Rent:	Monthly Fixed Rent:
	1	$1,265,386.50	$105,448.88
	2	$1,290,694.23	$107,557.85
	3	$1,316,508.11	$109,709.01
	4	$1,342,838.28	$111,903.19
	5	$1,369,695.04	$114,141.25
Permitted Uses:	First-class general business offices and no other purpose or purposes
Commercial General Liability Insurance Limits:	$3,000,000.00 per occurrence $5,000,000.00 general aggregate
Brokers:	Newmark Real Estate of Massachusetts, LLC d/b/a Newmark Knight Frank and CBRE, Inc.
Letter of Credit Amount:	$210,000.00.

1.2Exhibits.  The Exhibits listed in the Table of Contents and attached hereto are incorporated into this Lease by this reference and are to be construed as a part of this Lease.

1.3Definitions.  For the purposes of this Lease, the following terms shall be as defined below or as defined in the Section of this Lease referenced below:

“Abatement Notice” shall be as defined in Section 5.2.

“Abatement Period” shall be as defined in Section 5.2.

“Acceptance Notice” shall be as defined in Section 2.4(a).

“ADA” shall mean, collectively, the Americans with Disabilities Act (42 U.S.C. § 12101 et seq.) and the regulations and guidelines promulgated thereunder, as the same may be amended, modified, and supplemented from time-to-time; the rules and regulations of the Massachusetts Architectural Access Board (M.G.L. c. 22, § 13A, et seq.; 521 C.M.R. 1.00 et seq.), as the same may be amended, modified, and supplemented from time-to-time; and, any law, code or regulation promulgated by a governmental authority of similar import.

“Additional Rent” shall mean all sums other than Fixed Rent payable by Tenant to Landlord under this Lease, including Tenant’s Tax Excess, Tenant’s Operating Costs Excess, the Electricity Charge, late charges, overtime or excess service charges, and interest and other costs related to Tenant’s failure to perform any of its obligations under this Lease.

“Air Conditioning Design Conditions” shall be as defined in Section 5.1.1(a).

“Affiliate” shall mean, with respect to any person or entity, any other person or entity that, directly or indirectly (through one of more intermediaries), Controls, is Controlled by, or is under common Control with, such first person or entity.

“Alterations” shall be as defined in Section 6.2.5.

“Arbitration Notice” shall be as defined in Section 2.3(d).

“Annual Fixed Rent” shall be as defined in Section 1.1.

“Bank” shall be as defined in Section 11.2.

“Bankruptcy Code” shall be as defined in Section 8.1.

“Base Operating Costs” shall be as defined in Section 1.1.

“Base Taxes” shall be as defined in Section 1.1.

“Brokers” shall be the brokers listed in Section 1.1.

“Building” shall be as defined in Section 1.1.

“Building Holidays” shall mean New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and such other days which are observed from time-to-time by the Commonwealth of Massachusetts, the City of Boston, the labor unions servicing the Building, and Landlord with respect to the Building.

“Business Days” shall mean all days except for Saturdays, Sundays, building holidays.

“Capital Improvements” shall be as defined in Section 4.2.3(d).

“Claims” shall be as defined in Section 6.1.5.

“Commencement Date” shall be as defined in Section 1.1.

“Condenser Water Charge” shall be as defined in Section 5.1.1.

“Control” shall mean (i)(a) the ownership, directly or indirectly, of more than 50% of the voting stock of a corporation, or (b) in the case of any person or entity which is not a corporation, the ownership, directly or indirectly, of more than 50% of the beneficial ownership interest in such person or entity; or (ii) in the case of any such person or entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity.

“Default Rate” shall mean a fluctuating interest rate per annum equal to the lesser of (a) 4% above the Prime Rate, or (b) the maximum legally permitted rate.

“Delivery Condition” shall mean that the Premises is free and clear of all tenants and occupants, with the furniture, fixtures, equipment, and other personal property located therein as of the Commencement Date, and in all other respects is in “as is”, “where is” condition as of the Commencement Date.

“Delivery Date” shall be as defined in Section 1.1.

“Environmental Laws” shall mean any and all applicable federal, state or local laws, statutes, ordinances, rules, regulations, orders, principles of common law, judgments, permits, licenses or determinations of any judicial or regulatory authority, now or hereafter in effect, imposing liability, establishing standards of conduct or otherwise relating to protection of the environment (including natural resources, surface water, groundwater, soils, and indoor and ambient air), health and safety, land use matters or the presence, generation, treatment, storage, disposal, release or threatened release, transport or handling of any Hazardous Material, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. §300, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq.; the Federal Hazardous Substances Control Act, as amended, 15 U.S.C. §1261, et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. §651, et seq.; and Massachusetts General Laws, Chapters 21C and 21E.

“Essential Service” shall be as defined in Section 5.2.

“Event of Default” shall be as defined in Section 8.1.

“Extension Notice” shall be as defined in Section 2.3.

“Extension Term” shall be as defined in Section 2.3(a).

“Fair Rental Value” shall be as defined in Section 2.3(c).

“Fair Rental Value Notice” shall be as defined in Section 2.3(d).

“Fixed Rent” shall mean the Annual Fixed Rent and the Monthly Fixed Rent, respectively.

“Force Majeure Event” shall be as defined in Section 11.5.

“Garage” shall mean the underground parking garage serving the Building and the complex of buildings of which the Building is a part.

“Hazardous Materials” shall be as defined in Section 6.2.3.

“Hazardous Materials Activities” shall be as defined in Section 6.2.3.

“Initial Installations” shall mean the Alterations and improvements to be performed by Tenant in and to the Premises in connection with the initial occupancy thereof.

“Landlord” shall be as defined in Section 1.1.

“Landlord Affiliate” shall mean any entity Controlled by, Controlling or under common Control with Landlord.

“Lease” shall mean this Lease, as the same may be amended or modified from time-to-time by written agreements and instruments executed by both Landlord and Tenant.

“Lease Year” shall mean each successive twelve (12) month period during the Term, with the first such Lease Year commencing on the Commencement Date and each successive Lease Year commencing on the next succeeding anniversary of the Commencement Date; provided, however, (i) if the Commencement Date occurs on a day which is not the first day of a calendar month, then the first Lease Year shall expire on the last day of the month in which the first anniversary of the Commencement Date occurs, and each succeeding Lease Year shall commence on the day following the expiration of the immediately preceding Lease Year, and (ii) the final Lease Year shall expire on the Expiration Date.

“Letter of Credit” shall be as defined in Section 11.1.

“Letter of Credit Amount” shall be as defined in Section 1.1.

“Massport” shall be as defined in Section 9.1(a).

“Massport Lease” shall be as defined in Section 9.1(a).

“Maximum Parking Pass Allotment” shall be as defined in Section 2.1(c).

“Monthly Fixed Rent Rate” shall be as defined in Section 1.1.

“Mortgage” shall be as defined in Section 9.1.

“Normal Business Hours” shall mean from 8:00 a.m. to 6:00 p.m. Monday through Friday and from 9:00 a.m. to 1:00 p.m. on Saturdays, except on Building Holidays.

“Office Area” shall mean all areas of the Building designated by Landlord from time-to-time for leasing to office tenants.

“Operating Costs” shall be as defined in Section 4.2.3(b).

“Operating Costs Excess” shall be as defined in Section 4.2.3(a).

“Original Letter of Credit” shall be as defined in Section 11.1.

“Original Notice Address of Landlord” shall be as defined in Section 1.1.

“Original Notice Address of Tenant” shall be as defined in Section 1.1.

“Original Term” shall be as defined in Section 1.1.

“Permitted Uses” shall be as defined in Section 1.1.

“Premises” shall be as defined in Section 1.1.

“Prime Rate” shall mean the prime rate published (or the highest published prime rate if more than one is published) by the Wall Street Journal (or if such publication ceases, a comparable substitute reasonably designated by Landlord).

“Prohibited Person” shall be as defined in Section 13.1.

“Property” shall be as defined in Section 1.1.

“Proposed Tenant Improvement Plans” shall be as defined in Section 3.3.

“Recapture Notice” shall be as defined in Section 6.2.1(a).

“Rejected ROFO Space” shall be as defined in Section 2.4(b).

“Relocation Notice” shall be as defined in Section 2.1(e).

“Rent” shall be as defined in Section 4.1(a).

“Rentable Area” shall mean with regard to any area, the rentable area thereof as determined by Landlord from time-to-time.

“Rentable Area of the Premises” shall be as defined in Section 1.1.

“Retail Area” shall mean all areas of the Building designated by Landlord from time-to-time for leasing for retail use.

“Requirements” shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary of (i) all governmental authorities, including the ADA and any law of like import, and all rules, regulations and government orders with respect thereto, and any of the foregoing relating to Hazardous Materials, environmental matters, public health and safety matters, and landmarks protection, (ii) any applicable fire rating bureau or other body exercising similar functions, affecting the Real Property or the maintenance, use or occupation thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, (iii) all requirements of all insurance bodies affecting the Premises, and (iv) utility service providers.

“ROFO Notice” shall be as defined in Section 2.4(a).

“ROFO Option” shall be as defined in Section 2.4(a).

“ROFO Space” shall be as defined in Section 2.4(a).

“ROFO Space Commencement Date” shall be as defined in Section 2.4(e).

“Rules and Regulations” shall be as defined in Section 6.1.10.

“Security Proceeds” shall be as defined in Section 12.5.

“Specialty Alterations” shall mean Alterations which are not standard office installations such as kitchens, executive restrooms, raised computer floors, computer room installations, supplemental HVAC equipment, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, conveyors, dumbwaiters, print rooms and model shops, and other Alterations of a similar character.

“Substitute Premises” shall be as defined in Section 2.1(e).

“Successor Landlord” shall be as defined in Section 9.1(b)

“Superior Right” shall be as defined in Section 2.4(c).

“Tax Excess” shall be as defined in Section 4.2.1(a).

“Taxes” shall be as defined in Section 4.2.1(d).

“Tax Year” shall mean any tax fiscal year all or part of which occurs during the Term.

“Tenant” shall be as defined in Section 1.1.

“Tenant’s Architect” shall mean an architectural firm selected by Tenant and approved by Landlord, which approval will not be unreasonably withheld or delayed.

“Tenant’s Office Percentage” shall be as defined in Section 1.1.

“Tenant’s Tax Percentage” shall be as defined in Section 1.1.

“Tenant’s Property” shall mean Tenant’s movable fixtures, telephone and other equipment, computer systems, trade fixtures, furniture, furnishings, and other items of personal property which are removable without material damage to the Property.

“Tenant’s Tax Percentage” shall be as defined in Section 1.1.

“Term” shall mean the Original Term; and, if Tenant validly exercises the option to extend the Term in accordance with the provisions of Section 2.3, “Term” shall mean the Original Term and the Extension Term, collectively.

ARTICLE 2
Premises and Term

2.1Premises.

(a)Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises, for the Term, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease.  Not included in the Premises are the roof, exterior walls, the common stairways, stairwells, elevators and elevator shafts, and pipes, ducts, conduits, wires, and appurtenant fixtures serving exclusively or in common with other parts of the Building, and if the Premises consist of less than the entire rentable area of any floor, the central core area of such floor, if any.

(b)Tenant shall have, as an appurtenance to the Premises, rights to use in common with others, subject to reasonable rules and regulations established from time-to-time by Landlord:  (1) the common areas of the Property, including the common lobbies, hallways, bathrooms, stairways, loading docks and bays, and elevators of the Building and the Garage; (2) common walkways necessary for access to the Building; and (3) if the Premises consist of less than the entire rentable area of any floor, the common bathrooms and other common facilities in the central core area of such floor.

(c)Landlord shall make available to the Tenant during the Term of this Lease passes for parking spaces in the Garage at the rate of one (1) parking pass for each 2000 square feet of Rentable Area in the Premises (the “Maximum Parking Pass Allotment”), on an unassigned basis and subject to the reasonable rules and regulations from time to time in force.  Tenant shall pay, as Additional Rent, a monthly parking charge for such passes, which charge shall be at the prevailing rate in effect from time to time.  Tenant shall notify Landlord on or before the Commencement Date as to how many of such parking passes Tenant desires to use.  From time–to-time during the Term Tenant may elect to reduce or increase the number of parking passes (provided, however, that Tenant may not increase the number of parking passes to an amount that is more than the Maximum Parking Pass Allotment) used by it by providing not less than thirty (30) days prior notice thereof to Landlord.  After any such reduction, Tenant may from time-to-time request additional parking passes; provided, however (i) at no time shall Tenant be entitled to more parking passes than the Maximum Parking Pass Allotment, and (ii) Landlord shall have no obligation to provide such additional parking passes unless Landlord determines in its sole discretion that a sufficient number of parking spaces are then available in the Garage.

(d)Landlord reserves the right to exercise, from time-to-time the following rights:  (1) to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Building the areas within the Premises above the dropped ceilings (or if there is no dropped ceiling, within three (3) feet of the roof deck) and below the floor for pipes, ducts, conduits, wires and appurtenant fixtures, (2) to alter or relocate any other common facility, (3) to make any repairs and replacements to the Premises which Landlord is obligated to perform, and (4) in connection with any excavation made upon adjacent land of Landlord or others, to enter and to permit others to enter, upon the Premises to do such work as the person causing such excavation deems necessary to preserve the walls of the Building from injury or damage and to support the same.  In connection with the exercise of the foregoing rights Landlord shall exercise reasonable efforts to minimize interference with the usual and customary operations of Tenant in the Premises in accordance with the provisions of this Lease.

(e)Landlord shall have the right, at any time and from time-to-time during the Extension Term, upon not less than sixty (60) days prior notice to Tenant (a “Relocation Notice”), to provide and furnish Tenant with premises elsewhere in the Building of approximately the same size as the Premises as determined by Landlord in its reasonable discretion (the “Substitute Premises”) and to relocate Tenant from the Premises to the Substitute Premises.  If Landlord relocates Tenant to the Substitute Premises, then on the date specified on the Relocation Notice Tenant shall move its improvements, equipment, and personal property to the Substitute Premises and shall reinstall and reconstruct such improvements, equipment and personal property in the Substitute Premises in a manner and fashion reasonably comparable to the Premises.  Upon receipt of invoices and evidence of payment thereof by Tenant, Landlord shall reimburse Tenant for the reasonable costs and expenses incurred by Tenant in connection with the relocation of said equipment and personal property and the reinstallation thereof in the Substitute Premises.  In connection with any such relocation, Landlord shall exercise reasonable efforts to minimize the disruption of Tenant’s operations in the Premises.  Upon the exercise by Landlord of the foregoing relocation right, this Lease and each of the terms, covenants and conditions hereof shall remain in full force and effect and be applicable to the Substitute Premises.  In such event, the Substitute Premises shall thereafter be deemed to be substituted for the original Premises and Tenant shall have no further rights or interests in or to the original Premises.  The provisions of this Section 2.1(e) shall be self-operative; however, at either party’s request, Landlord and Tenant shall enter into an amendment of this Lease confirming the relocation of the Premises to the Substitute Premises.

2.2Term.  The Original Term shall begin on the Commencement Date and shall continue to the Expiration Date, unless sooner terminated as hereinafter provided.  When the Commencement Date and the Expiration Date have been determined, Landlord and Tenant shall execute and deliver a commencement date agreement, in the form attached hereto as Exhibit C, confirming the Commencement Date and the Expiration Date; provided, however, the failure to execute and deliver said agreement shall not limit or detract from the determination of such dates.

2.3Extension Option.

(a)Provided that as of the date of the Extension Notice and as of the commencement of the Extension Term (i) this Lease is in full force and effect, (ii) the original Tenant named herein, or an assignee or subtenant of the original Tenant named herein for which Landlord’s consent is not required pursuant to Section 6.2.1(f) or Section 6.2.1(g) of this Lease, is in occupancy of the entire Premises, (iii) Tenant is not in default of its obligations under this Lease beyond any applicable grace period, and (iv) Tenant has not assigned this Lease or sublet all or any part of the Premises excepting only an assignment or sublease described in clause (ii), above, Tenant shall have the right to extend the Term of this Lease for one (1) additional period of five (5) years (the “Extension Term”), such Extension Term to begin immediately upon the expiration of the Original Term of this Lease.  All of the terms, covenants and provisions of this Lease shall apply to such Extension Term, except that (x) the Annual Fixed Rent Rate for the Extension Term shall be the Fair Rental Value of the Premises at the commencement of such Extension Term, as determined pursuant to this Section 2.3 and (y) Landlord shall have no obligation to make any alterations or improvements to the Premises, or to provide any allowances, inducements or other payments of any kind to Tenant in connection therewith.  If Tenant shall elect to exercise the aforesaid option, it shall do so by giving Landlord notice (an “Extension Notice”) in writing of its intention to do so not earlier than eighteen (18) months and not later than twelve (12) months prior to the expiration of the Original Term.  Accordingly, if Tenant fails timely to exercise its option for the Extension Term and to deliver the Extension Notice on or before the exercise date specified above, then Tenant shall have no further right or option to extend the Term of this Lease hereunder or otherwise.

(b)If Tenant timely and properly gives such Extension Notice and the foregoing conditions precedent are fully and completely satisfied, the Term of this Lease shall be automatically extended for the Extension Term without the requirement for any additional documents; provided, however, upon the request of either Landlord or Tenant, Landlord and Tenant shall enter into an amendment to this Lease to confirm such exercise and to document all modifications to this Lease resulting from the extension for the Extension Term; provided, further, the failure to exercise and deliver said agreement shall not limit or detract from the valid extension of the Term for the Extension Term.

(c)For the purposes hereof, the “Fair Rental Value” of the Premises shall mean the fair rental value of the Premises that would be agreed upon between a landlord and a tenant executing a lease of comparable office space in a comparable building located in Boston, Massachusetts for a comparable term, upon all of the terms and conditions of this Lease, taking into account all relevant factors.

(d)If Tenant timely delivers an Extension Notice, then promptly after delivery of the Extension Notice Landlord will deliver a notice (the “Fair Rental Value Notice”) to Tenant setting forth the Landlord’s determination of the Fair Rental Value for the Extension Term.  If Tenant disagrees with Landlord’s determination of the Fair Rental Value for the Extension Term, then within thirty (30) days after receipt of the Fair Rental Value Notice, Tenant shall deliver a notice (an “Arbitration Notice”) to Landlord, in which event the Fair Rental Value shall be determined by the appraisal process set forth in Section 2.3(f).  If Tenant does not timely deliver an Arbitration Notice to Landlord, then Tenant shall be considered to have accepted the determination of Fair Rental Value set forth in the Fair Rental Value Notice delivered by Landlord and shall have no further right to object thereto.

(e)If Tenant timely exercises its right to have the Fair Rental Value determined by said appraisal process pursuant to Section 2.3(f) and the appraisal process has not been concluded as of the commencement of the Extension Term, then pending such conclusion Tenant shall pay Annual Fixed Rent and Additional Rent at the Fair Rental Value as initially designated by Landlord.  If the Fair Rental Value as determined by said appraisal process is greater than or less than the Fair Rental Value as determined by Landlord, then any adjustment required to correct the amount previously paid shall be made by payment by the respective party thirty (30) days after such determination of Fair Rental Value.

(f)If Tenant timely delivers an Arbitration Notice to Landlord within said thirty (30) day period, then the Fair Rental Value shall be determined by arbitration in accordance with the then prevailing expedited procedures of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the expedited procedures shall be modified as follows:

(1)In its Arbitration Notice, Tenant shall specify the name and address of the person to act as the arbitrator on Tenant’s behalf.  The arbitrator shall be a commercial real estate appraiser with the M.A.I. designation from the American Institute of Real Estate Advisors, with at least ten (10) years full-time commercial real estate appraisal experience who is familiar with the Fair Rental Value of first-class office space in the Downtown Financial District and/or Seaport District in Boston, Massachusetts.  Within ten (10) Business Days after receipt of the Arbitration Notice, Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf, which arbitrator shall be similarly qualified.

(2)After the two arbitrators are chosen pursuant to the foregoing provisions, the arbitrators so chosen shall meet within ten (10) Business Days after the second arbitrator is appointed and shall seek to reach agreement on Fair Rental Value for the Extension Term. If within twenty (20) Business Days after the second arbitrator is appointed the two arbitrators are unable to reach agreement on Fair Rental Value, then the two arbitrators shall appoint a third independent arbitrator, who shall be a competent and impartial appraiser with qualifications of the first two arbitrators pursuant to the foregoing provisions.  If they are unable to agree upon such appointment within five (5) Business Days after expiration of such twenty (20) Business Day period, then the third arbitrator shall be selected by the parties themselves.  If the parties do not agree on the third arbitrator within five (5) Business Days after expiration of the foregoing five (5) Business Day period, then either party, on behalf of both, may request appointment of such a qualified person by the Boston Office of the American Arbitration Association.  The third arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth below.  Each party shall pay the fees and expenses of its respective arbitrator and both shall equally share the fees and expenses of the third arbitrator.

(3)If a third arbitrator is chosen pursuant to the foregoing provisions, then the Fair Rental Value for the Extension Term shall be determined by the third arbitrator in accordance with the following procedures:  Concurrent with the appointment of the third arbitrator, each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Fair Rental Value.  The third arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of the Fair Rental Value, but any such determination shall be made in the presence of both parties with full right on their part to cross-examine. The third arbitrator shall conduct such hearings and investigations as he or she deem appropriate and shall, within thirty (30) days after being appointed, select which of the two proposed determinations most closely approximates his or her determination of the Fair Rental Value.  The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations.  The determination he or she chooses as that most closely approximating his or her determination of the Fair Rental Value shall constitute the decision of the third arbitrator and shall be final and binding upon the parties.  The third arbitrator shall render the decision in writing with counterpart copies to each party. The third arbitrator shall have no power to add to or modify the provisions of this Lease. Promptly following receipt of the third arbitrator’s decision, the parties shall enter into an amendment to this Lease evidencing the extension of the Term for the Extension Term and confirming the Rent for the Extension Term, but the failure of the parties to do so shall not affect the effectiveness of the third arbitrator’s determination.  In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

(4)All such determinations of Fair Rental Value shall be final and binding upon the parties.  The provision for determination by appraisal shall be specifically enforceable to the extent such remedies are available under the applicable law, and any determination hereunder shall be final and binding upon the parties hereto, and either party shall have the right to enter judgment thereon, unless otherwise provided by applicable law.

(g)Time is of the essence of this Section 2.3.

2.4ROFO Right.

(a)ROFO Space.  If (i) at any time between the Commencement Date and the date which is twelve (12) months prior to the Expiration Date, Landlord determines that any separately demised rentable area contiguous to the Premises on the eighth (8th) floor of the Building (each a “ROFO Space”) has become “available for leasing”, provided that the conditions precedent set forth in Section 2.4(d) below are then satisfied, then prior to offering to lease such ROFO Space to any 3rd parties, Landlord shall deliver notice thereof to Tenant (the “ROFO Notice”) setting forth a description of the ROFO Space in question (including the rentable area thereof), the Landlord’s determination of Annual Fixed Rent Rate and Additional Rent for such ROFO Space, the other material business terms upon which Landlord is willing to lease the ROFO Space, the term for the ROFO Space, and the date Landlord anticipates that the ROFO Space will become available for leasing.  Provided that all of the conditions precedent set forth in this Section 2.4 are fully satisfied by Tenant, Tenant shall have the one-time option (the “ROFO Option”), exercisable by Tenant delivering written notice (the “Acceptance Notice”) to Landlord within ten (10) Business Days after delivery by Landlord of the ROFO Notice, to lease all of the subject ROFO Space upon all of the terms and conditions set forth in the ROFO Notice, including the Annual Fixed Rental Rate and Additional Rent for the ROFO Space designated by Landlord as set forth therein.

(b)Rejected ROFO Space.  If Tenant fails to deliver an Acceptance Notice within such ten (10) Business Day period, then Tenant shall be deemed to have rejected the option to lease the applicable ROFO Space (the “Rejected ROFO Space”).  In such event, Tenant shall have no further rights or claims with respect to the Rejected ROFO Space, Landlord shall have no further liabilities or obligations to Tenant with respect to the Rejected ROFO Space, and Landlord may elect to lease the Rejected ROFO Space to 3rd parties upon such terms and conditions as Landlord may determine in its discretion (subject to the provisions of Section 2.4(h) below).

(c)Available for Leasing, etc.  For purposes of this Section 2.4, space shall be deemed “available for leasing” when Landlord has determined in its discretion that (i) the space is vacant, or (ii) the respective tenant or occupant which leases the subject ROFO space will not extend or renew the terms of its lease or other occupancy agreement for the ROFO Space and that said tenant or occupant is not interested either in extending or renewing its lease or other occupancy agreement for the ROFO Space or in entering into a new lease for such ROFO Space.  For purposes of this Section 2.4, space shall not be deemed “available for leasing” if, at the time in question (x) any person or entity leases or occupies the ROFO Space (unless such person or entity confirms to the satisfaction of Landlord that it does not intend to extend or renew the term of the lease or other occupancy agreement for the ROFO space or enter into a new lease for such ROFO Space); (y) any person or entity holds any Superior Right, which Superior Right has not been waived or extinguished; or (z) Landlord intends to occupy the ROFO Space, or to lease or otherwise permit the occupancy of the ROFO Space by an affiliate or subsidiary of Landlord.  Without limitation, so long as a tenant or other occupant leases or occupies all or a portion of the ROFO Space, Landlord shall be free to extend or renew any such tenancy or occupancy, whether or not pursuant to a lease or other agreement, and such space shall not be deemed to be “available for leasing.”  In no event shall Landlord be liable to Tenant for any failure by any then existing tenant or occupant to vacate any ROFO Space by any particular date.  Nothing set forth in this Section 2.4 shall be construed to limit Landlord’s right to lease space in the Building to affiliates of Landlord, or to keep space in the Building vacant if Landlord elects, in its sole discretion, to do so, and such space leased to affiliates, subsidiaries or related entities, or vacant space, shall in no event be deemed to be “available for leasing” hereunder.  Notwithstanding anything herein to the contrary, all rights of first offer granted to Tenant pursuant to this Section 2.4 are subject and subordinate in all respects to the rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of all other tenants and occupants which rights are existing on the Date of this Lease (each, a “Superior Right”).

(d)Conditions.  Landlord shall have no obligation to deliver a ROFO Notice and Tenant shall have no right to exercise any ROFO Option unless all of the following conditions have been satisfied both on the date of the Acceptance Notice and on the ROFO Space Commencement Date:  (i) No uncured Event of Default (after the expiration of any applicable cure period) shall exist under this Lease; and (ii) the original Tenant or an entity which is an assignee or subtenant with respect to which the prior consent of Landlord is not required pursuant to Sections 6.2.1(f) or 6.2.1(g) of this Lease, is occupying not less than seventy-five percent (75%) of the Rentable Area of the Premises.

(e)Terms.  Effective as of the date on which Landlord delivers the ROFO Space to Tenant (the “ROFO Space Commencement Date”):

(i)The ROFO Space shall be added to and be deemed to be a part of the Premises for all purposes under this Lease (except as otherwise provided in this Section 2.4);

(ii)The ROFO Space shall be delivered in broom-clean condition, free of all tenants and occupants and otherwise in its “as is” condition; Landlord shall not be obligated to perform any work or improvements or to provide any allowances or inducements with respect thereto;

(iii)The Annual Fixed Rental Rate, Monthly Fixed Rental Rate, Operating Costs Excess, Taxes Excess, and other Additional Rent for the ROFO Space shall be as set forth in the ROFO Notice;

(iv)The rent commencement date for the ROFO Space shall be as set forth in the ROFO Notice;

(v)The expiration date for the lease of the ROFO Space shall be as set forth in the ROFOF Notice; and

(vi)Tenant shall pay all Additional Rent payable under this Lease with respect to the applicable ROFO Space, except to the extent that any such Additional Rent is included in the amounts payable under clause (iii) above.

(f)Amendment.  The delivery of an Acceptance Notice by Tenant shall constitute the irrevocable and unconditional acceptance by Tenant of the offer to lease the ROFO Space upon all of the terms and conditions set forth in the ROFO Notice.  Without limitation, if Tenant exercises the ROFO Option, upon request of either party, Landlord and Tenant will execute, acknowledge and deliver an amendment to this Lease confirming the ROFO Space Commencement Date, Annual Fixed Rental Rate, Monthly Fixed Rental Rate, Operating Costs Excess, Taxes Excess, and other Additional Rent payable with respect to the ROFO Space, the incorporation of the ROFO Space into the Premises, and the modifications to this Lease resulting therefrom, as provided in subsection (e).  The failure of either party to execute and deliver such an amendment shall not affect the rights, liabilities or obligations of the parties with respect to the ROFO Space.

(g)Expiration.  Notwithstanding any provision contained herein to the contrary, effective as of the date which is twelve (12) months prior to the Expiration Date, or if this Lease is terminated prior to such Expiration Date, the earlier termination of this Lease, this Section 2.4 shall become null and void and of no further force or effect and Tenant shall have no further ROFO Options or other rights to lease any ROFO Space pursuant to this Section 2.4.  Effective as of said date, all of the obligations of Landlord to offer any ROFO Space to Tenant shall be considered to have been fully and completely satisfied, and neither Landlord nor Tenant shall have any further rights, liabilities or obligations under this Section 2.4.

(h)Look Back. Notwithstanding the foregoing, if (i) Tenant was entitled to exercise its ROFO Option but failed to deliver an Acceptance Notice within the ten (10) Business Day period, and (ii) thereafter prior to entering into a lease (or leases) for such ROFO Space Landlord proposes to lease the respective ROFO Space to a prospective tenant on terms that are “materially more favorable” than those set forth in the ROFO Notice previously delivered to Tenant, then Tenant’s rights with respect to the respective ROFO Space shall be revived and Tenant shall once again have a ROFO Option with respect to the respective ROFO Space.  For purposes hereof, the terms offered to a prospect shall be deemed to be “materially more favorable” from those set forth in the ROFO Notice if there is a reduction of more than ten percent (10%) in the “bottom line” cost per rentable square foot of the ROFO Space to the prospective tenant, when compared with the “bottom line” cost per rentable square foot for the ROFO Space under the ROFO Notice, determined by considering all of the economic terms of both proposals, respectively, including, among other relevant factors, the fixed rent, the tax and expense escalation, the additional rent, any free rent periods, and any other concessions and allowances.

ARTICLE 3
Condition of Premises; Initial Installations

3.1Condition of Premises; Initial Installations.  Tenant has inspected the Premises and agrees (a) to accept possession of the Premises in the Delivery Condition, (b) that neither Landlord nor any of Landlord’s agents have made any representations or warranties with respect to the Premises or the Building, and (c) Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations, additions or improvements to the Premises to prepare the Premises for Tenant’s use and occupancy.  Promptly after the Commencement Date occurs, Tenant shall, at its own cost and expense, in accordance with and subject to the terms and provisions of this Lease, perform or cause to be performed any Initial Installations, shall equip the Premises with new trade fixtures and personal property necessary or proper for the conduct of Tenant’s business, and shall open for business as soon thereafter as possible.  Tenant’s occupancy of any part of the Premises shall be conclusive evidence, that Tenant has accepted possession of the Premises in its then-current condition, and that at the time such possession was taken, the Premises and the Building were in a good and satisfactory condition as required by this Lease.  Notwithstanding the foregoing, Landlord acknowledges that Tenant may not be able to take occupancy of the Premises until such time as all applicable government restrictions or health advisory notices rendered in connection with the pandemic known as Corona Virus 19 have been removed or lapsed and employees of Tenant and their contractors can conduct the activities necessary to take occupancy in a manner reasonably determined by Tenant to be safe.

3.2Delivery.  The Premises shall be delivered to Tenant in the Delivery Condition.  Landlord shall not be liable for any failure to deliver possession of the Premises or to cause the Commencement Date to have occurred by the Commencement Date, and no such failure shall impair the validity of this Lease or extend the Term.

3.3Plans and Specifications.  (a) If Tenant elects to perform any Initial Installations, then Tenant shall, at its sole cost and expense, prepare and furnish to Landlord for its approval, architectural, mechanical, electrical, plumbing, fire protection and structural engineering schematic design documents, design development documents and final construction plans and specifications for the Initial Installations.  The plans and specifications for the Initial Installations shall be prepared by Tenant’s Architect and shall be submitted to Landlord both in paper format (two (2) copies and electronically, all in AutoCad (dwg) and PDF format.  All proposed plans and specifications prepared by Tenant’s Architect for the Initial Installations shall comply with all applicable Requirements.  Tenant shall cause Tenant’s Architect to perform all architectural services typically and customarily provided under construction contracts for similar leasehold improvements.  Such services shall include, without limitation, providing all certifications customarily provided by an architect for similar leasehold improvements in order to obtain a certificate of occupancy for the Premises.  Tenant shall also retain, at market rates, the services of mechanical, electrical, plumbing and structural engineers designated by Landlord to assist in the preparation of the Proposed Tenant Improvement Plans, as well as any engineers or consultants required by Massport or other applicable Governmental Authorities to review the Proposed Tenant Improvement Plans for compliance with applicable Requirements.  Tenant shall be solely responsible for the architectural and engineering services required in connection with the Initial Installations.

(b)If Tenant elects to perform any Initial Installations, then promptly after the Commencement Date, Tenant will cause Tenant’s Architect to prepare and submit to Landlord for its approval the proposed final construction plans and specifications for the Initial Installations (collectively, the “Proposed Tenant Improvement Plans”).  The approval by Landlord of the Proposed Tenant Improvement Plans shall not be unreasonably withheld, conditioned or delayed. Landlord shall not be deemed unreasonable for withholding approval of any element of such Proposed Tenant Improvement Plans which (i) involve or might affect any structural or exterior element of the Complex or any portion thereof, (ii) might, in Landlord’s reasonable opinion, materially adversely affect the value of the Complex or any portion thereof, (iii) might materially adversely affect the proper functioning of the building systems or other facilities, or (iv) will increase the cost of construction or insurance on the Complex or any portion thereof, or may increase the Operating Costs or Taxes.  If Landlord shall advise Tenant of any objections to, deficiencies in, or clarifications required with respect to, the Proposed Tenant Improvement Plans, then Tenant shall, promptly after receipt of such response from Landlord, cause Tenant’s Architect to revise the Proposed Tenant Improvement Plans to address the objections, deficiencies or clarifications, to stamp the revised plans, and to submit such revised plans to Landlord.  After approval thereof by Landlord said plans shall be stamped by the Architect, and thereafter shall be considered to be the “Tenant Improvement Plans.”

(c)The approval by Landlord of any Tenant Improvement Plans or other plans and specifications furnished to and approved by Landlord, or of any changes thereto, shall in no way be deemed an agreement or representation that such Tenant Improvement Plans or other plans and specifications, or any element of the Initial Installations contemplated thereby, comply with applicable Requirements.  Landlord shall not be liable to Tenant or any other party in connection with the approval of any such Tenant Improvement Plans or other plans and specifications.

3.4Performance of Initial Installations; Tenant’s Contractor.  From and after the Commencement Date, Tenant shall have the right to enter the Premises to perform the Initial Installations therein.  The Initial Installations shall be consistent with and complementary to the first-class standards of the Building.  Tenant will be responsible for obtaining all permits and approvals for the Initial Installations, including, without limitation, a building permit from the Commonwealth of Massachusetts Department of Public Safety and all applicable permits and approvals from the City of Boston Inspectional Services Department.  The Initial Installations shall be performed by Tenant in accordance with the Tenant Improvement Plans and the construction rules, regulations and procedures adopted by Landlord from time to time.  Tenant shall employ a general contractor selected by Tenant and approved by Landlord for the Initial Installations and shall cause said general contractor to obtain and maintain “builder’s risk” insurance covering Landlord and Tenant as their interests may appear, against loss or damage by fire, vandalism, malicious mischief and such risks as are customarily covered by a so-called “extended coverage endorsement” to the full insurable value of the Initial Installations, in addition to all other insurance required by Section 6.2.5.  Prior to the commencement of the Initial Installations, (x) Tenant shall submit certificates evidencing such insurance coverage to Landlord for its prior approval, and (y) Tenant shall obtain and submit to Landlord for its prior approval the building permit and all other applicable Permits for the Initial Installations required pursuant to applicable Requirements.  Promptly after approval thereof by Landlord, Tenant shall commence and thereafter continuously and diligently prosecute the Initial Installations to completion in accordance with the Tenant Improvement Plans, in a good and workmanlike manner employing materials of good quality and in compliance with all applicable Requirements.  The Initial Installations shall be performed in accordance with the applicable provisions of this Lease, including, without limitation, the provisions of Section 6.2.5.  Tenant shall provide a project manager who will be the point of contact with Landlord’s project manager for all matters dealing with the design and construction of the Initial Installations.

ARTICLE 4
Rent

4.1Payment of Rent: Fixed Rent.  (a) Tenant covenants and agrees to pay to Landlord, without notice or demand and without abatement, offset, deduction or counterclaim, to the Original Address of Landlord, or at such other place or to such other person or entity as Landlord may from time-to-time direct in writing: (i) Fixed Rent, in equal monthly installments at the Monthly Fixed Rent Rate (which is 1/12th of the Annual Fixed Rent), (and for any portion of a calendar month following the Commencement Date or at the end of the Term, at that rate prorated on a daily basis payable for such portion), in advance, on the first day of each calendar month during the Term, commencing on the Commencement Date; and (ii) Additional Rent, in the amounts, at the times and in the manner set forth in this Lease.  The Fixed Rent and Additional Rent payable under this Lease sometimes are referred to in this Lease collectively as the “Rent.”

(b)If Landlord shall give notice to Tenant that Rent and other payments due under this Lease are to be made to Landlord by wire transfer, electronic fund transfers or by similar means, then Tenant shall make all such payments as shall be due after receipt of such notice by means of such wire transfer, electronic fund transfers or such similar means as may be designated by Landlord.

(c)Tenant acknowledges and agrees that the Annual Fixed Rent Rate may not be reduced by agreement of Landlord and Tenant without the prior written consent of Massport, except pursuant to the express provisions of this Lease.

4.2Additional Rent.  Tenant covenants and agrees to pay the following, as Additional Rent:

4.2.1Real Estate Taxes. (a) If for any Tax Year during the Term the Taxes exceed Base Taxes, then Tenant shall reimburse Landlord, as Additional Rent, for Tenant’s Tax Percentage of such excess (the “Tax Excess”).  Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of the Tax Excess, such monthly amounts to be sufficient to provide Landlord, as and when payments on account of Taxes are due and payable to the respective governmental authority, a sum equal to the Tax Excess, as reasonably estimated by Landlord from time-to-time on the basis of the most recent tax information available. Without limiting the foregoing, Landlord shall, promptly after the commencement of each Tax Year, provide Tenant with a statement setting forth Tenant’s estimated payments for such Tax Year on account of the Tax Excess. If the total of such monthly payments for any Tax Year is greater than the actual Tax Excess for such Tax Year, then promptly after the expiration of such Tax Year and the determination of the actual amount of Tax Excess for such Tax Year, Landlord shall pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the difference; if the total of such payments is less than the actual Tax Excess for such Tax Year, then Tenant shall pay the difference to Landlord not more than ten (10) days after Landlord delivers to Tenant an itemized statement of the actual Tax Excess.

(b)If, after Tenant shall have made payment of the Tax Excess for a Tax Year pursuant to this subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to such Tax Year, whether as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without Landlord having any obligation to undertake any such proceedings), Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the Tenant’s Percentage of the refund, after deducting therefrom Tenant’s Tax Percentage of the costs and expenses, including, without limitation, reasonable attorneys’ fees and appraisers’ fees, incurred in connection with obtaining such refund.

(c)If the Term of this Lease shall commence, or shall end (by reason of expiration of the Term or earlier termination), on any date other than the first or last day of the Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed, as the case may be, then the amount of Tax Excess payable by Tenant for such year shall be appropriately apportioned and adjusted.

(d)The term “Taxes” shall mean all ad valorem real estate and personal property taxes, assessments, business improvement district charges, fees and assessments, governmental betterments and other charges and impositions (including, but not limited to, fire protection service fees and similar charges) levied, assessed or imposed at any time and from time-to-time during the Term upon or against the Property and/or any part thereof.  “Taxes” shall also include all taxes and payments assessed, levied, imposed or otherwise payable in lieu of the foregoing, all costs and expenses (including reasonable attorneys’ fees) incurred in contesting or seeking an abatement or reduction in any of the foregoing, and all other additional types of taxes, assessments, levies, impositions, fees and charges however described or imposed upon the Property and/or the Landlord with respect to the Property.  If, at any time during the Term, any tax or excise on rents or other revenues, however described, are levied or assessed against Landlord with respect to the Rent reserved hereunder and/or the ownership of the Property, either wholly or partially in substitution for, or in addition to, ad valorem real estate taxes, such tax or excise shall be included in Taxes; provided however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, transfer, net income or excess profits taxes assessed on Landlord.  Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

4.2.2Personal Property Taxes.  Tenant shall pay all taxes, assessments, betterments and other charges and impositions charged, assessed or imposed upon the personal property, fixtures and equipment of Tenant in or upon the Premises prior to the due date thereof.

4.2.3Operating Costs.  (a) If for any calendar year during the Term the Operating Costs exceed the Base Operating Costs, then Tenant shall reimburse Landlord, as Additional Rent, for Tenant’s Office Percentage of such excess (the “Operating Costs Excess”).  Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of the Operating Costs Excess, in monthly amounts reasonably estimated by Landlord from time-to-time to be sufficient to provide Landlord, by the end of the calendar year, a sum equal to the Operating Costs Excess for such calendar year. Without limiting the foregoing, Landlord shall, promptly after the commencement of each Lease Year, provide Tenant with a statement setting forth Tenant’s estimated payments for such Lease Year on account of the Operating Costs Excess. If, at the expiration of the respective calendar year, the total of such monthly payments made by Tenant is greater than the actual Operating Costs Excess for such year, then promptly after the expiration of such calendar year and the determination of the actual amount of Operating Costs Excess, Landlord shall pay the excess amount to Tenant or credit the excess amount against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.3.  If the total of such payments is less than the actual Operating Costs Excess for such year, then Tenant shall pay the difference to Landlord within not more than ten (10) days after the date Landlord furnishes to Tenant an itemized statement of the actual Operating Costs Excess.  Any reimbursement for Operating Costs due and payable by Tenant with respect to periods of less than twelve (12) months shall be equitably prorated.

(b)The term “Operating Costs” shall mean all costs or expenses of every kind and nature paid or incurred by Landlord in connection with the operation, cleaning, management, maintenance, repair and upkeep of the Property, including, without limitation, all costs and expenses of maintaining and repairing the Property (including snow removal, security, operation and repair of heating and air-conditioning equipment, elevators, lighting and any other building equipment or systems) and of all repairs and replacements (other than repairs or replacements for which Landlord has received full reimbursement from contractors, other tenants of the Building or from others) required or desirable in order to keep the Property in good working order, repair, appearance and condition; all costs, including material and equipment costs, for cleaning and janitorial services to the Building (including window cleaning of the Building); all premiums and costs of insurance carried by Landlord relating to the Property; all costs and expenses incurred by Landlord in providing transportation services, including shuttle bus services, water taxi services and the like; all costs related to provision of heat (including oil, electric, steam and/or gas), air-conditioning, ventilation, and water (including sewer charges) and other utilities to the Building (exclusive of reimbursement to Landlord for any of same received as a result of direct billing to any tenant); payments under all service contracts relating to the foregoing; all compensation, fringe benefits, payroll taxes and worker’s compensation insurance premiums related thereto with respect to any employees (but not above the grade of general manager) of Landlord or its affiliates or manager engaged in security and maintenance of the Property; commercially reasonable attorneys’ fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or the preparation of leases or disputes with tenants) and auditing and other commercially reasonable professional fees and expenses; shuttle services; management fees consistent with management fees of other first class properties in the Seaport District of Boston, Massachusetts; fire protection service fees and similar governmental charges; and the portion fairly allocable to the Property of any and all of the foregoing costs incurred with regard to the operation, maintenance and repair of any facilities shared by the Property with any other properties.

(c)There shall not be included in such Operating Costs the following: (1) brokerage commissions and fees related to the leasing of space in the Building; (2) interest and principal payments for loans secured by the Property; (3) any ground lease rent; (4) costs of leasing space, including advertising and marketing costs and/or the cost of securing tenants, including rent inducements, space planning and legal fees and expenses for tenant spaces and leases and alterations to tenant spaces and any fit-out in advance of and in expectation of securing a tenant; (5) costs of services provided by affiliates of Landlord (other than the management fees set forth above) to the extent such costs exceed market competitive costs for such services for owner managed buildings; (6) except as otherwise specifically provided here, costs incurred by Landlord of a capital nature to the extent they constitute capital additions to the Building; (7) costs incurred in connection with the removal, encapsulation or other treatment of asbestos or any other Hazardous Materials (classified as such on the Date of this Lease) existing in the Building as of the Date of this Lease or introduced into the Building by Landlord after the Date of this Lease; (8) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Building (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Building); (9) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord in excess of market rates for such services; and (10) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-à-vis time spent on matters unrelated to operating and managing the Building.

(d)If during the Term, Landlord shall replace any capital items or make any capital expenditures (collectively, “Capital Improvements”) and such Capital Improvement was made either (x) in the good faith judgment of the Landlord for the purpose of reducing Operating Costs, or (y) to comply with any law, code, regulation, or other legal requirement which was not in effect or applied to the Building as of the Commencement Date, then there shall nevertheless be included in Operating Costs for each calendar year in which such Capital Improvement is made, and for each subsequent calendar year, the “annual charge-off” of such Capital Improvement.  The “annual charge-off” shall be determined by (i) dividing the original cost of the Capital Improvement by the number of years of useful life thereof (which useful life shall be determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making of said capital expenditure); and (ii) adding to such quotient an interest factor computed on the unamortized balance of such Capital Improvement, based upon an interest rate determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on similar properties within the locality in which the Building is located; provided, however, if Landlord reasonably concludes on the basis of engineering estimates that such Capital Improvement will effect savings in Operating Costs and that such annual projected savings will exceed the annual charge-off of such Capital Improvement computed as aforesaid, then the annual charge-off shall be determined by (i) dividing the original cost of such Capital Improvement by the number of years over which the projected amount of such savings shall fully amortize the cost of such Capital Improvement; and (ii) by adding the interest factor, as aforesaid.

(e)If during all or any portion of any year for which Operating Costs are being computed, less than 95% of the rentable Office Area of the Building is occupied by tenants, then for purposes of calculating Operating Costs for such year, the items of Operating Costs incurred for such year or portion thereof which vary based on occupancy (such as cleaning costs) shall be reasonably extrapolated by Landlord to be the estimated Operating Costs that would have been incurred if 95% of the rentable Office Area of the Building had been occupied by tenants and such item(s) of work and services were being supplied to tenants occupying 95% of the rentable Office Area of the Building, and for the purposes of this Section 4.2.3, such extrapolated amount shall be deemed to be the Operating Costs for such year or portion thereof.

(f)Each statement of Operating Costs delivered to Tenant shall constitute an account stated between Landlord and Tenant and shall be conclusively binding upon Tenant, unless Tenant (i) pays to Landlord when due the amount set forth in such statement, without prejudice to Tenant’s right to dispute such statement, and (ii) within ninety (90) days after such statement is delivered, sends a written notice to Landlord requesting an audit of Landlord’s books, in which event, Tenant may, at its sole cost and expense, audit the books and records pertaining to the Operating Costs for the respective calendar year.  Said audit shall be performed either (i) at a mutually satisfactory time at Landlord’s offices in Boston, Massachusetts, or (ii) after physical or electronic delivery to Tenant of the relevant documents.  Tenant agrees that Tenant will not employ, in connection with any such audit or any dispute under this Lease, any person or entity who is to be compensated in whole or in part, on a contingency fee basis.  In connection with any such audit, Tenant, and all accountants, consultants and agents of Tenant shall keep all information confidential and shall execute and deliver to Landlord a commercially reasonable confidentiality agreement, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such audit. If after such inspection, Tenant still disputes such Operating Expense accounting, Tenant may request that a final, binding determination as to the proper amount be made, at Tenant’s sole cost and expense, by an independent certified public accountant selected by Landlord and reasonably approved by Tenant. Tenant shall pay the fees and expenses relating to such audit, unless it is conclusively determined that Landlord overstated Operating Costs by more than 5% for such year, in which event Landlord shall reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant in such audit.

4.2.4Insurance.  Tenant shall, at its cost and expense, obtain and maintain throughout the Term, the following insurance protecting Landlord and such additional Landlord Affiliates as may be requested by Landlord from time-to-time:

(a)Commercial general liability insurance, in the broadest and most comprehensive form generally available from time-to-time, naming Tenant as insured, and Landlord, Landlord’s managing agent, the Landlord Affiliates, and any mortgagee of which Tenant has been given notice as additional insureds, and indemnifying the parties so named on an occurrence basis against all claims and demands for death or any injury to persons or damage to property which may be claimed to have occurred on the Premises (or the Property, insofar as used by customers, employees, servants or invitees of the Tenant), in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and from time to time during the Term, shall be for such higher limits, if any, as Landlord determines in its reasonable discretion as are customarily carried in the area in which the Premises are located on property similar to the Premises.

(b)Insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of “all risk” property insurance policies with extended coverage, insuring all of Tenant’s furniture, furnishings, fixtures, and equipment, for the full insurable value thereof or replacement cost value thereof, having a deductible amount, if any, of not greater than $25,000.00 per annum;

(c)During the performance of any Alterations (including the Initial Installations) until completion thereof, builder’s risk insurance on an “all risk” basis and on a completed value form, for full replacement value covering the interests of Landlord, Tenant (and their respective contractors and subcontractors) and any mortgagee, in all work incorporated in the Building and all materials and equipment in or about the Premises;

(d)Workers’ compensation insurance, in amounts and with coverages as required by law;

(e)Business interruption insurance in an amount of not less than $500,000.00; and

(f)Such other insurance, in such amounts and with such coverages as Landlord may reasonably require from time to time.

(g)All such policies shall be obtained from insurance companies with A.M. Best ratings of “A-” or better, Class VIII or larger, and with S&P ratings of “AA” or better.  All such insurance companies shall be qualified to do business and in good standing in the Commonwealth of Massachusetts.  Tenant shall furnish Landlord with certificates evidencing all such insurance prior to the beginning of the Term, as well as updated certificates evidencing renewal thereof at least thirty (30) days prior to the expiration of any such policy.  Such insurance may be maintained under a “blanket” and/or “umbrella” policy covering the Premises as well as other locations, provided that Tenant shall provide reasonably satisfactory evidence that such blanket policy specifically includes the Premises, that the minimum limits and self-insured retention for such policy satisfies the foregoing requirements and shall apply to each occurrence in the Premises, and that such policy affords substantially the same coverage as would be provided under an individual policy which satisfies the foregoing requirements

(h)All insurance which is carried by either party with respect to the Building, the Premises or furniture, furnishings, fixtures, or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury.  In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium.  If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this subsection shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims.  Each party shall be entitled to have certificates of any policies containing such provisions.  Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing such provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount covered by such insurance.  Tenant shall not acquire as insured under any insurance carried by or on behalf of Landlord with respect to the Premises any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

4.3Late Payment of Rent.  If Tenant shall fail to pay any installment of Rent when due, and if on a prior occasion in the twelve (12) month period immediately preceding such date Tenant also failed to pay any installment of Rent within five (5) days after the date when due, then in addition to the outstanding amounts, Tenant shall pay Landlord a late payment fee equal to 5% percent of the overdue payment.

4.4Survival.  The provisions of this Article 4 shall survive the expiration or termination of the Term.

ARTICLE 5
Landlord’s Covenants

5.1Affirmative Covenants.  Landlord covenants with Tenant:

5.1.1Condenser Water.  Landlord shall furnish condenser water to the air handling units serving the Premises (reserving the right, at any time, to change energy sources) sufficient to enable Tenant to maintain the Premises at comfortable temperatures (subject to all federal, state, and local regulations relating to the provision of heat and the Air Conditioning Design Conditions) during Normal Business Hours by the operation of the system of air handling units, refrigerating units, VAV boxes and reheat coils that serve the Premises which are connected to the electrical system serving the Premises, the charges for which Tenant is responsible under Section 5.1.2 below.  The “Air Conditioning Design Conditions” shall be 78 degrees F dry bulb and 50% relative humidity with outside conditions of 91 degrees F dry bulb and 75 degrees F wet bulb, based upon an occupancy within each separately partitioned area in the Premises of not more than 1 person per 150 square feet of Rentable Area and a combined lighting and standard electrical load not to exceed 6 watts per square foot of Rentable Area.  From and after the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, the Building standard “Condenser Water Charge” established by Landlord from time to time.  The “Condenser Water Charge” is currently $650.00 per ton per annum and is subject to increases by Landlord from time to time, which increases shall be generally applicable to other Building tenants.

5.1.2Electricity.  Landlord shall furnish to the Premises, separately metered by check meter and at the direct expense of Tenant, up to 6 watts per square foot of Rentable Area of the Premises of electricity for Tenant’s Permitted Uses (i.e., 2 watts for lighting and 4 watts for general power).  From and after the Commencement Date, Tenant shall pay, as Additional Rent, for the electricity consumed in the Premises, based on the amounts shown on said check meter (the “Electricity Charge”).  Tenant’s electrical consumption will be individually check metered; however, with respect to electrical costs for heating, ventilating and air-conditioning (“HVAC”), if the Premises are located on a multi-tenant floor, for and with respect to Normal Business Hours, Tenant shall pay, as Additional Rent, for its pro rata share of the HVAC electrical cost (determined based on the square footage of the Premises on such multi-tenant floor divided by the aggregate square footage of all tenants on such multi-tenant floor).  During any periods other than Normal Business Hours, from and after the Commencement Date, Tenant shall pay, as Additional Rent, the Building standard overtime HVAC electrical cost charge (the “Overtime HVAC Electrical Cost Charge”) established by Landlord from time to time.  The “Overtime HVAC Electrical Cost Charge” is currently $32.50 per hour per floor, with a two (2) hour minimum, and is subject to increases by Landlord from time to time, which increases shall be generally applicable to other Building tenants.

5.1.3Cleaning.  Landlord shall provide cleaning to the Premises (excluding any portions thereof used for the storage, preparation, service or consumption of food) and the common areas of the Building, substantially in accordance with the Cleaning Specifications attached hereto as Exhibit D and incorporated herein by this reference.  Notwithstanding the foregoing, Tenant, at Tenant’s expense, shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by vermin, roaches or rodents, on a regular basis.

5.1.4Water.  Landlord shall furnish water to the Premises for customary cleaning, lavatory and toilet facilities.

5.1.5Passenger Elevator Service.  Landlord shall provide passenger elevator service from the lobby of the Building to the floor of the Building on which the Premises is located.

5.1.6Security.  Landlord shall furnish at least one (1) attendant in the Building during Normal Business Hours, and a card access control system for access to the Building and Premises after Normal Business Hours.  Notwithstanding the foregoing, Tenant shall provide and maintain in good working order a security system adequate to provide protection for the Premises, including a twenty-four (24) hour direct response smoke, fire and burglary alarm system.  Except as expressly set forth in this Section 5.1.6, Landlord will not provide Tenant with any security guards or alarm or security systems of any kind or nature.  In no event shall Landlord have any liability or obligation to Tenant arising from any claims for loss, injury or damage to persons or property in connection with Tenant’s security system, excepting only to the extent caused by the negligence or willful misconduct of Landlord.

5.1.7Repairs.  Except as otherwise expressly provided herein, Landlord shall make such repairs and replacements to the roof, exterior walls, exterior windows, floor slabs and other structural components of the Building, and to the common areas, facilities and plumbing, electrical, heating, ventilating and air-conditioning systems of the Building as may be necessary to keep them in good repair and condition (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Section 6.1.3 hereof, and repairs or replacements occasioned by any negligence or misconduct of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees). The provisions of this Section 5.1.7 are subject to the provisions of Section 4.2.4(h).

5.2Interruption.  Landlord shall have no responsibilities, obligations, or liabilities for any failure or interruption of any of the above-described services, or for any failure or inability to make any repairs or replacements, if such failure, interruption or inability arises out of or results from Force Majeure Events, or any other causes beyond the reasonable control of the Landlord.  Without limiting the foregoing, in no event shall Landlord ever be liable to Tenant for any lost profits, or for any indirect or consequential damages.  No failure or omission on the part of the Landlord to furnish any of the services described in Section 5.1 shall be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement or reduction of, or offset against, Rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its obligations and covenants under this Lease.

Notwithstanding anything to the contrary contained in this Lease, if Tenant is unable despite its good faith commercially diligent efforts to use the Premises for the ordinary conduct of Tenant’s business due solely to an interruption of an Essential Service which Landlord is required to provide hereunder, other than as a result of casualty or condemnation and subject to the provisions of Section 10.5, and such condition continues for a period of longer than five (5) consecutive Business Days after Tenant furnishes a notice to Landlord (the “Abatement Notice”) identifying the condition and Essential Service which has been interrupted and stating that Tenant’s inability to use the Premises is solely due to such condition, provided that (i) Tenant does not actually use or occupy the Premises during such five (5) consecutive Business Day period, and (ii) such condition has not resulted from the negligence or misconduct of Tenant or any of Tenant’s representatives, employees, agents, contractors, invitees or licensees or otherwise, then Fixed Rent shall be abated on a per diem basis for the period (the “Abatement Period”) commencing on the sixth (6th) Business Day after Tenant delivers the Abatement Notice to Landlord and ending on the earlier of (x) the date Tenant reoccupies the Premises, or (y) the date on which such condition is substantially remedied.  “Essential Service” shall mean the following services, but only to the extent that Landlord is required to provide such services to Tenant pursuant to the terms of this Lease and if not provided the absence of such service shall materially and adversely affect the use of the Premises for the ordinary conduct of Tenant’s business:  HVAC service; electrical service; passenger elevator service; and water and sewer service.  The foregoing rent abatement shall be the sole and exclusive remedy of Tenant on account of such interruption or lack of service and Landlord shall have no further liabilities or obligations to Tenant on account thereof.

5.3Outside Services.  Tenant shall make its own arrangements for the installation or provision of all additional utilities and services not expressly provided for in this Article 5, and Landlord shall have no obligation to furnish any other utilities or services to the Premises.  If Tenant wishes to obtain “outside services” for the Premises, i.e. services in addition to, or in excess of, the services to be provided by Landlord as set forth in Section 5.1, then Tenant shall first obtain the prior written approval of Landlord (which approval shall not be unreasonably withheld) for the installation and/or utilization of such outside services.  For purposes of this Lease, “outside services” shall include, but shall not be limited to, additional cleaning services, telecommunications services, security services, and the like.  In the event Landlord approves the installation and/or utilization of such outside services, such installation and utilization shall be at Tenant’s sole cost, risk and expense, and Landlord shall have no obligations or liabilities in connection therewith.

5.4Discontinuance of Electrical Service.  Notwithstanding any provision to the contrary contained in this Article 5, Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than thirty (30) days’ notice to Tenant; provided, that, either (a) Landlord discontinues furnishing electricity to tenants (including Tenant) leasing an aggregate of at least 50% of the rentable area of the Building, or (b) Landlord is required to do so by the public utility or pursuant to applicable Requirements.  If Landlord discontinues furnishing electricity to Tenant, then this Lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant hereunder.  If Landlord so discontinues furnishing electricity, then Tenant shall arrange to obtain electricity directly from a utility company serving the Building to the extent that the same is available, suitable and safe for such purposes.  All equipment that may be required to obtain electricity of substantially the same quantity, quality and character shall be installed by Landlord at the sole cost and expense of (x) Landlord, if Landlord voluntarily discontinues such service, or (y) Tenant, if Landlord is compelled to discontinue such service by the public utility or pursuant to applicable Requirements.  Landlord shall not voluntarily discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from a utility company servicing the Building, unless the utility company is not prepared to furnish electricity to the Premises on the date required as a result of Tenant’s delay or negligence in arranging for service or Tenant’s refusal to provide the utility company with a deposit or other security requested by the utility company, or Tenant’s refusal to take any other action reasonably requested by the utility company.

ARTICLE 6
Tenant’s Additional Covenants

6.1Affirmative Covenants.  Tenant covenants at all times during the Term and for such additional time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

6.1.1Perform Obligations.  Tenant shall perform on a timely basis all of the obligations of Tenant set forth in this Lease.  Tenant shall pay when due the Fixed Rent, the Additional Rent, and all other charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

6.1.2Use.  Tenant shall use the Premises only for the Permitted Uses (and for no other purpose or purposes).  Tenant shall obtain and maintain, at the sole cost and expense of Tenant, at all times during the Term all licenses and permits necessary or required therefor.  Without limiting the foregoing, Tenant shall deliver to Landlord for its approval (which approval will not to be unreasonably withheld), copies of all applications for all such licenses and permits prior to submission thereof to the applicable governmental authorities.

6.1.3Repair and Maintenance.  Tenant shall maintain the Premises in first-class, good and neat order, condition and repair.  Tenant shall perform all routine and ordinary repairs to the Premises and to all plumbing, heating, electrical, ventilating and air-conditioning systems located within and/or exclusively serving the Premises, in order to maintain such systems and equipment in good working order, appearance and condition, damage by fire or casualty only excepted.  Tenant shall keep all glass in windows and doors of the Premises (excepting only glass in the exterior windows of the Building) whole and in good condition.  Tenant shall make all necessary repairs to the Premises and/or the Property arising out of or resulting from misuse or damage by, or neglect or improper conduct of, Tenant or Tenant’s representatives, employees, agents, contractors, invitees or licensees or otherwise.  All repairs and replacements performed by Tenant shall be in quality and class equal to the original work.  If Tenant fails to timely perform such repairs and maintenance then upon prior notice to Tenant, Landlord may elect, at the expense of Tenant, to perform all such cleaning and maintenance, and to make any such repairs or to repair any damage or injury to the Premises and/or the Property caused by moving property of Tenant into or out of the Premises, or by the installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, customers, patrons, invitees, or licensees.  Tenant shall pay such costs and expenses, as Additional Rent, within thirty (30) days after delivery of a bill or invoice therefor by Landlord.

6.1.4Compliance with Law.  Tenant shall make all repairs, alterations, additions or replacements to the Premises required by applicable Requirements to keep the Premises equipped with all safety appliances so required, and Tenant shall comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises; provided, however, Tenant shall not be obligated to make any structural Alterations or Alterations to the building systems unless the need for such structural Alterations or Alterations to the building systems arises out of or results from (i) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinguished from general office use, (ii) Alterations made by Tenant, or (iii) a breach by Tenant of any of the provisions of this Lease.  Without limiting the foregoing, within the Premises, and with respect to all means of access and egress to and from the Premises (including all entrances and doorways), Tenant shall be responsible for compliance with the ADA.

6.1.5Indemnification.  To the maximum extent permitted by law, excepting only to the extent otherwise provided in M.G.L. Chapter 186, Section 15, Tenant shall indemnify, defend and hold harmless Landlord and all Landlord Affiliates, from and against any and all claims, actions, proceedings, judgments, obligations, liabilities, costs, expenses (including, without limitation, reasonable attorneys’ fees), and penalties (collectively, “Claims”) asserted by or on behalf of any person, firm, corporation or public authority (i) arising out of or resulting from any injury, death, damage or loss to any person or property in or upon the Premises and/or the Property (or any part thereof), which Claims arise out of or result from the use or occupancy of the Premises by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all contractors, agents, patrons, employees, invitees, and customers of Tenant), (ii) arising out of or resulting from anything whatsoever done on the Premises, (iii) arising out of or resulting from the negligence or willful misconduct of Tenant or its employees, contractors or agents, or (iv) arising out of or resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease prior to the expiration of all applicable notice, grace and cure periods.  Without limiting the foregoing, if any action or proceeding is brought against Landlord and/or any Landlord Affiliates by reason of any such Claim, upon notice from Landlord and at Tenant’s expense, Tenant shall resist or defend all such actions or proceedings and employ counsel therefor reasonably satisfactory to and approved in advance by Landlord.

6.1.6Landlord’s Right to Enter.  Tenant shall permit Landlord and its agents to enter into and examine the Premises at reasonable times, including, without limitation, to show the Premises and/or the Building to current or prospective lenders, purchasers or investors (and, during the last fifteen (15) months of the Term to prospective tenants), and to make repairs to the Premises and/or the Building.  Landlord shall provide reasonable prior notice of such entry (which notice may be verbal), except for routine access such as for providing cleaning or maintenance services, or in the event of emergencies, when no such notice shall be required.  Tenant shall provide Landlord with copies of keys, and a means of access to Tenant’s security system, as may be necessary for such entry by Landlord.

6.1.7Personal Property at Tenant’s Risk.  All furnishings, fixtures, equipment, and personal property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which may from time to time be in the Premises, shall be at the sole risk and hazard of Tenant or such other person and Landlord shall have no liability or obligations therefor.  If any such furnishings, fixtures, equipment, or personal property shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, or by theft or from any other cause, then to the maximum extent permitted by law, Landlord shall have no liabilities or obligations as a result thereof and no part of such loss or damage is to be charged to or to be borne by Landlord.

6.1.8Payment of Landlord’s Costs of Enforcement.  Tenant shall pay on demand all reasonable expenses (including, without limitation, reasonable attorneys’ fees) incurred from time-to-time by Landlord in enforcing any obligation of Tenant under this Lease, or in curing any breach or default by Tenant under this Lease.

6.1.9Yield Up.  (a) Tenant shall yield up and surrender possession of the Premises to Landlord at the expiration of the Term or earlier termination of this Lease, free and clear of all tenants and occupants, broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease.  Tenant shall surrender all keys to the Premises. Tenant shall remove all Specialty Alterations and Tenant’s Property from the Premises.  Tenant shall remove all Tenant’s telecommunications equipment and wires and cables installed by or on behalf of Tenant.  Tenant shall remove such other installations made by it as Landlord may request and all Tenant’s signs wherever located.  Any property not so removed shall be deemed abandoned and, if Landlord so elects, deemed to be Landlord’s property, and may be retained or removed and disposed of by Landlord in such manner as Landlord shall determine.  Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in effecting such removal and disposition, and in making any repairs and replacements to the Premises after surrender thereof by Tenant.

Without limiting the foregoing, upon request of Tenant, concurrent with the review of plans and specifications in connection with any Alterations, Landlord will notify Tenant as to which of the proposed installations and improvements constitute Specialty Alterations which Tenant will be required to remove at the expiration of the Term provided that Tenant shall include the following legend in capitalized and bold type displayed prominently on the top of the first page of Tenant’s notice delivered concurrently with such plans and specifications:  “IF LANDLORD FAILS TO NOTIFY TENANT AT THE TIME LANDLORD APPROVES THESE PLANS AND SPECIFICATIONS THAT ANY ALTERATIONS SHOWN THEREON ARE SPECIALTY ALTERATIONS (AS DEFINED IN THE LEASE), LANDLORD MAY NOT REQUIRE TENANT TO REMOVE SUCH SPECIALTY ALTERATIONS AT THE END OF THE TERM OF THE LEASE.”

(b)If Tenant does not yield up and surrender the Premises or any part thereof after the expiration of the Term or earlier termination of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only at the rent set forth in this Section 6.1.9(b) and otherwise upon the terms and conditions set forth in this Lease.  If possession of the Premises (or any part thereof) is not surrendered to Landlord by the expiration or earlier termination of this Lease, then Tenant shall pay to Landlord for each month (or any portion thereof) prior to the date on which Tenant actually surrenders possession of the Premises a holdover charge calculated as follows: (i) for each day during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, through and including the day which is thirty (30) days thereafter, a per diem holdover charge calculated at a rate equal to the greater of (a) 150% of the daily Fixed Rent, Additional

Rent, and all other charges payable under this Lease for the last full calendar month of the Term, and (b) 150% of the then-applicable fair market rental value of the Premises (as determined by Landlord in its reasonable discretion); and (ii) if Tenant holds over in the Premises for more than thirty (30) days after the Expiration Date or sooner termination of this Lease, a per diem holdover charge calculated at a rate equal to the greater of (i) two hundred percent (200%) of the Fixed Rent, Additional Rent, and other charges payable under this Lease for the month immediately preceding the date of expiration or earlier termination of this Lease, or (ii) the then-fair market rental value of the Premises (as determined by Landlord in its reasonable discretion).  In addition, to the maximum extent permitted by law, Tenant shall indemnify and hold harmless Landlord from and against all loss, cost, expense and damage (including all direct, consequential, and indirect damages) arising out of or resulting from Tenant’s failure to surrender the Premises by not later than the expiration of the Term or earlier termination of this Lease.

6.1.10Rules and Regulations.  Tenant shall comply with the Rules and Regulations set forth in Exhibit E, together with all amendments, supplements, and modifications thereto as may be adopted from time-to-time by Landlord (collectively, the “Rules and Regulations”).  Landlord agrees to provide notice to Tenant of any such amendments, supplements, or modifications, and to enforce such Rules and Regulations in a nondiscriminatory fashion, except where differing circumstances justify different treatment; provided, however, Landlord shall not be liable to Tenant for the failure of any other tenant(s) of the Building to comply with such Rules and Regulations.  In the event of any conflict or inconsistency between the Rules and Regulations and the terms and conditions of this Lease, the terms and conditions of this Lease shall govern and control.

6.1.11Estoppel Certificates.  Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate in a form reasonably required by Landlord, within not more than fifteen (15) days after request by Landlord, certifying as to all or any of the following:  (i) that this Lease is unmodified (or, if there have been any modifications stating such modifications) and in full force and effect, (ii) whether the Term has commenced and Fixed Rent and Additional Rent have become payable hereunder and the dates to which they have been paid, (iii) whether or not Tenant has knowledge that Landlord is in breach or default in performance of any of the terms of this Lease, and, if so, specifying such breaches or defaults, (iv) whether Tenant has accepted possession of the Premises, (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether Tenant claims any offsets or defenses against enforcement of any of the terms of this Lease, and, if so, setting them forth in reasonable detail, and (vii) such additional information with respect to Lease and/or the Premises as Landlord may reasonably request.  Any such statement delivered pursuant to this subsection 6.1.11 may be relied upon by Landlord, Massport, any prospective purchaser or mortgagee of the Premises, or any prospective assignee of such mortgagee.  Tenant shall also deliver to Landlord such financial information as may be reasonably required by Landlord to be provided to Massport, any mortgagee, or any prospective purchaser of the Property.

6.1.12Services Provided by Landlord; Landlord’s Expenses Re Consents.  If, on the request of Tenant, Landlord provides any services to Tenant, including, without limitation, cleaning, maintenance, repair, or other services, then Tenant shall reimburse Landlord, as Additional Rent, for all costs and expenses incurred by Landlord in connection with providing such services, together with an administrative fee established by Landlord from time-to-time, which administrative fee shall be consistent with comparable administrative fees then being imposed by owners and managers of comparable first-class buildings in Boston, Massachusetts.  As of the Effective Date, the administrative fee is ten percent (10%) of such costs and expenses, and said fee is subject to adjustment by Landlord from time-to-time.  In addition, Tenant shall reimburse Landlord promptly upon demand for all reasonable legal fees and expenses incurred by Landlord in connection with all requests made by Tenant for consents or approvals hereunder.

6.1.13Non-Discrimination and Affirmative Action.  Tenant shall comply with the Non-Discrimination and Affirmative Action Covenants set forth in Section 14.1 of the Massport Lease, which are restated in Exhibit G attached hereto, wherein the term “Tenant” shall mean Tenant hereunder and “Landlord” shall mean the Landlord under the Massport Lease.

6.1.14Receipt and Delivery.  Tenant shall receive and deliver goods and merchandise only through the loading dock designated from time to time by Landlord, during Normal Business Hours, and shall cause all messenger and small scale deliveries to be made through the Building security desk, all in accordance with Landlord’s rules and regulations therefor.  Without limitation, no “hand trucks” shall be used in the lobby areas of the Building.

6.1.15Security Measures.  Tenant shall maintain order and decorum in and around all portions of the Premises, and if auxiliary security personnel shall reasonably be required to maintain such order and decorum, the same shall be provided by and at the expense of Tenant whenever requested by Landlord.

6.2Negative Covenants.  Tenant covenants and agrees, at all times during the Term and during such additional times (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

6.2.1Assignment and Subletting.  (a) Tenant shall not to assign, transfer, mortgage or pledge this Lease or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises, or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant, without the prior written consent of Landlord in each instance.  In the event Tenant desires to assign this Lease or sublet any portion or all of the Premises, Tenant shall notify Landlord in writing of Tenant’s intent to so assign this Lease or sublet the Premises (each, a “Recapture Notice”), which Recapture Notice shall be accompanied by (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (b) with respect to a proposed sublease of all or a part of the Premises, (i) the material business terms of the proposed sublease, and (ii) a description of the portion of the Premises to be sublet.  Each Recapture Notice shall be deemed an offer from Tenant to Landlord whereby Landlord shall be granted the right, at Landlord’s option, (1) to terminate this Lease with respect to such space as Tenant proposes to sublease (the “Partial Space”), upon the terms and conditions hereinafter set forth, or (2) if the proposed transaction is an assignment of this Lease or a subletting of fifty percent (50%) or more of the rentable square footage of the Premises, to terminate this Lease with respect to the entire Premises.  Such option may be exercised by notice from Landlord to Tenant within thirty (30) days after Landlord’s receipt of the Recapture Notice.  If Landlord exercises its option to terminate this Lease as to the entire

Premises, or to terminate this Lease as to a Partial Space, pursuant to the foregoing provisions, then (a) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence (as if such date were the expiration date of the Term hereof), (b)  Rent shall be apportioned, paid or refunded as of such date and Tenant’s Percentage shall be appropriately adjusted, (c) Tenant, upon Landlord’s request, shall enter into an amendment of this Lease ratifying and confirming such termination and setting forth any appropriate modifications to the terms and provisions hereof, (d) Landlord shall be free to lease the Premises, or the portion thereof as to which such termination shall be effective, or any part thereof, to any person or persons, including, without limitation, to Tenant’s prospective assignee or subtenant, and (e) if the termination is only as to a Partial Space, Tenant shall be liable for all costs and expenses of segregating the Partial Space from the remaining Premises, and for the costs of separately demising the Partial Space from the remaining Premises.  If Landlord does not elect to terminate this Lease in whole or in part as aforesaid, then Landlord’s consent shall not be unreasonably withheld to such proposed assignment or sublease, provided that the following conditions are met:

i.The proposed assignee or subtenant has a financial net worth sufficient to meet the requirements of the assignment or sublease;

ii.the proposed assignee or subtenant is not then, and has not within the twelve (12) months immediately preceding such request, been a tenant in the Building or an entity with whom Landlord is dealing or has dealt regarding the possibility of leasing space in the Building;

iii.Tenant is not in default under this Lease beyond any applicable grace period;

iv.the assignee or subtenant shall use the Premises only for the Permitted Uses;

v.the term of any sublease shall expire no later than the expiration of the Original Term of this Lease; and

vi.the form and substance of the proposed sublease or assignment agreement is reasonably satisfactory to Landlord.

Tenant shall furnish Landlord with any information reasonably requested by Landlord to enable Landlord to determine whether the proposed assignment or subletting complies with the foregoing requirements, including, without limitation, financial statements relating to the proposed assignee or subtenant.

(b)Tenant shall, promptly after Landlord’s request therefor, reimburse Landlord, as Additional Rent, for all reasonable legal fees and expenses incurred by Landlord in connection with any request by Tenant for such consent.  If Landlord consents thereto, no such subletting or assignment shall in any way limit or impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the prior written consent of Landlord for any future or subsequent subletting or assignment.  If Tenant has not executed and delivered to Landlord an assignment or sublease within one hundred twenty (120) days after Landlord’s election not to terminate all or a part of this Lease hereof pursuant to the provisions of Section 6.2.1(a), then Tenant shall submit an additional Recapture Notice to Landlord, and Landlord shall again have the right to terminate all or a part of this Lease in the case of a proposed assignment or to suspend this Lease pro tanto for the period and with respect to the space involved in the case of a proposed subletting, in accordance with the provisions of Section 6.2.1(a) as if Landlord’s prior election not to do so had not been made.

(c)If Tenant shall enter into any assignment of this Lease or any sublease of all or any portion of the Premises, and in connection with any such assignment or sublease Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent payable by Tenant hereunder, or in case of any sublease of part of the Premises in excess of the rent fairly allocable to such part of the Premises (after first deducting the reasonable third-party fees and expenses for brokerage, architectural, marketing, and legal services actually incurred by Tenant in connection with such assignment or sublease), amortized over the term of the assignment or sublease, then Tenant shall pay to Landlord, promptly after receipt thereof, as Additional Rent, fifty percent (50%) of such excess.  Within sixty (60) days after Landlord’s consent to such assignment or sublease (or if Landlord’s consent is not required hereunder, within such sixty (60) days after the date of such assignment or sublease), Tenant shall deliver to Landlord a complete list of Tenant’s reasonable third-party brokerage fees, legal fees and architectural fees and expenses paid or to be paid in connection with such transaction, together with a list of all of Tenant’s personal property to be transferred to such assignee or sublessee.  Tenant shall deliver to Landlord evidence of the payment of such fees and expenses promptly after the same are paid.

(d)If Tenant is a legal entity, the transfer by one or more transfers, directly or indirectly, by operation of law or otherwise, of a majority of the membership interests, stock, partnership interests or other beneficial ownership interests of Tenant shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this subsection (d) shall not apply to the transfer of shares of stock of Tenant if and so long as the voting of stock of Tenant is publicly traded on a nationally recognized stock exchange.  For purposes of this subsection (d) the term “transfers” shall be deemed to include the issuance of new membership interests, stock, partnership interests or other beneficial ownership interests which results in a majority of the membership interests, stock, partnership interests or other beneficial ownership interests of Tenant being held by a person or persons that do not hold a majority of such interests on the date of this Lease.

(e)Any assignment or transfer, whether made with Landlord’s consent or without Landlord’s consent because Landlord’s consent is not required pursuant to the foregoing provisions of this Section 6.2.1, if and to the extent permitted hereunder, shall not be effective unless and until the assignee or transferee executes, acknowledges and delivers to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee or transferee (A) assumes Tenant’s obligations under this Lease (including, without limitation, the obligation to continue to operate for the Permitted Use(s), and (B) agrees that, notwithstanding such assignment or transfer, the prior consent of Landlord shall be required for, and the provisions of this Section 6.2.1 shall be binding upon it with respect to, all subsequent assignments and transfers.

(f)Notwithstanding the foregoing provisions, Landlord’s prior consent shall not be required for an assignment of this Lease in connection with transactions with an entity which acquires all or substantially all of the assets of Tenant, or into or with which Tenant is merged or consolidated (and is not the surviving entity) so long as: (i) such entity shall agree with Landlord to be bound by all of the obligations of Tenant hereunder; (ii) such assignment shall not relieve Tenant (or its successors or assigns following such merger or consolidation) of any of its obligations hereunder; (iii) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, and (iv) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger or consolidation.

(g)Notwithstanding the foregoing provisions, Landlord’s prior consent shall not be required for an assignment of this Lease or a sublease of all or a portion of the Premises to an Affiliate of Tenant (but only for such period of time as such entity or person remains an Affiliate of Tenant), it being agreed that the subsequent transfer of control, or any other transaction(s) having the overall effect that such entity or person ceases to be such an Affiliate of Tenant, shall be treated as if such transfer or transaction(s) were, for all purposes, an assignment of this Lease to a third party not an Affiliate of Tenant governed by the provisions of subsection (a).  “Affiliate” shall mean any business entity or person which Controls, is Controlled By, or is under Common Control with the original Tenant. “Control,” “Controlled By” or “Common Control” shall mean the ownership, directly or indirectly, of at least 50% of the voting stock, partnership interests, membership interests, or beneficial ownership interest in such person or entity, or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, partnership, limited liability company, person or entity.

(h)The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.  The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others.  Any such listing shall constitute a privilege revocable in Landlord’s discretion by notice to Tenant.

6.2.2Nuisance.  Tenant shall not permit or cause any offensive odors, noises, or vibrations to be emitted from the Premises.  Tenant shall not injure, deface or otherwise harm the Premises or the Property (or any part thereof), nor to commit any nuisance; nor permit in the Premises any vending machine (except as used for the sale of merchandise to employees of Tenant) or kerosene, gasoline, or inflammable or combustible or explosive fluid or chemical substance (other than limited quantities of such materials or substances reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in Tenant’s normal operations in the Premises).  Tenant shall not permit any cooking to such extent exhaust venting is required; nor permit use of any telecommunications or other equipment which interferes with the use and enjoyment by any other tenant of the Building of its demised premises.  Tenant shall not make, allow or suffer any waste; nor make any use of the

Premises which is contrary to any Requirement or which will invalidate any of Landlord’s insurance or cause any increase above normal insurance premiums on the Building.  Tenant shall not conduct any auction, fire, “going out of business” or bankruptcy sales.

6.2.3Hazardous Wastes and Materials.  Tenant shall not cause or permit any Hazardous Materials to be used, handled, generated, stored or disposed of by Tenant, or persons or entities acting by, through, or on behalf of Tenant, on, under or above, or transported to or from, the Premises and/or the Property (collectively, “Hazardous Materials Activities”); provided, however, Tenant may use de minimis quantities of commercially available cleaners and office supplies which are customarily used in the ordinary course of first-class business office operations, which cleaners and/or office supplies contain Hazardous Materials; provided further, Tenant shall use such cleaners and office supplies in strict compliance with all applicable Requirements, and shall use all necessary and appropriate precautions to prevent any spill, discharge, release or exposure to persons or property.  Landlord shall not be liable to Tenant for any loss, cost, expense, claim, damage or liability arising out of any Hazardous Materials Activities by Tenant, or by Tenant’s employees, agents, contractors, licensees, customers or invitees.  Tenant shall indemnify, defend with counsel acceptable to and approved by Landlord, and hold Landlord and all Landlord Affiliates harmless from and against any and all losses, costs, expenses (including, without limitation, all reasonable attorneys’ fees), claims, damages, obligations and liabilities arising out of or resulting from the following: (i) any Hazardous Materials Activities conducted in the Premises; (ii) any Hazardous Materials Activities by Tenant, Tenant’s employees, agents, contractors, licensees, customers or invitees or anyone claiming by, through or under Tenant, wherever occurring; and (iii) any contamination, claim of contamination, loss or damage, or the like arising out of or resulting from the foregoing.  For purposes hereof, “Hazardous Materials” shall include but not be limited to substances defined as “hazardous substances,” “toxic substances” or “hazardous wastes” or “oil” in any local, state or federal law, rule, regulation or ordinance (collectively, “Environmental Laws”).  Without limiting the foregoing, if Tenant’s activities violate or create a risk of violation of any Environmental Law or cause a spill, discharge, release or exposure to any persons or property, then Tenant shall cease such activities as soon as is practically possible.  Tenant shall promptly notify Landlord both by telephone and in writing of any spill, discharge, release or exposure of Hazardous Materials in or about the Premises, or of any condition in or about the Premises constituting an “imminent hazard” under any Environmental Laws.  Landlord, Landlord’s representatives and employees may enter the Premises during the Term to inspect Tenant’s compliance herewith, and may disclose any spill, discharge, release, or exposure or any violation of any Environmental Laws to any applicable governmental agencies or authorities.

6.2.4Floor Load; Heavy Equipment.  Tenant shall not place a load upon any floor of the Premises exceeding sixty (60) pounds per square foot (live load), and in no event, in excess of that allowed by applicable Requirements.  Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight.  Tenant shall place all business machines and mechanical equipment which cause vibration or noise in settings sufficient to absorb and prevent vibration, noise and annoyance.  Tenant shall not move any safe, heavy machinery, heavy equipment, freight or fixtures into or out of the Premises except in such manner and at such time as Landlord shall reasonably authorize in each instance.

6.2.5Improvements, Alterations and Additions.  (a) Tenant shall not make any installations, improvements, alterations or additions (collectively, “Alterations”) in, to or on the Premises without Landlord’s prior written consent.  Tenant shall not install or modify any locks or security devices, without in each instance obtaining the prior written consent of Landlord. Notwithstanding the foregoing, Landlord’s prior written consent shall not be required in connection with usual and customary interior decorative or cosmetic Alterations that satisfy the following criteria: (i) the Alteration is of a decoration or cosmetic nature such as wallpapering, painting, carpeting or installation of artwork, (ii) the Alteration is non-structural and does not affect the Building Systems, (iii) the Alteration affects only the Premises and is not visible from outside of the Premises or the Building, (iv) the Alteration will not adversely affect any service furnished by Landlord to Tenant or to any other tenant of the Building, (v) the Alteration does not require work to be performed inside the walls, above the ceiling, or below the floor of the Premises, and (vi) the Alteration is in compliance with all applicable Requirements.  All Alterations (excepting only decorative Alterations) shall be performed pursuant to plans and specifications approved by Landlord in advance in each instance and by contractors approved by Landlord.  All Alterations shall be performed in a manner and fashion so as to minimize interference with the other tenants and occupants of the Building, with Landlord and Landlord’s operations in the Building, and with other labor working on the Premises and/or the Property (or any part thereof).  Tenant shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Building, if, in Landlord’s sole judgment, such employment, delivery or use will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or other tenants or occupants of the Building.  If such interference or conflict occurs, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building as soon as is practically possible.

(b)Tenant shall pay promptly when due the entire cost and expense of all Alterations to the Premises undertaken by or on behalf of Tenant and in any event shall cause the Premises at all times to be free of liens for labor and materials.  All Alterations shall be performed (a) in a good and first-class workmanlike manner and free from defects, (b) in accordance with the plans and specifications approved by Landlord, and by contractors approved by Landlord, (c) if requested by Landlord, under the supervision of a licensed architect reasonably satisfactory to Landlord, and (d) in compliance with all applicable Requirements, the terms of this Lease, and all construction procedures and regulations then prescribed by Landlord for work performed in the Building.  The approval of plans or specifications, or consent by Landlord to the making of any Alterations, does not constitute Landlord’s agreement or representation that such plans, specifications or Alterations comply with any Requirements.  Landlord shall have no liability to Tenant or any other party in connection with Landlord’s approval of any plans and specifications for any Alterations, or Landlord’s consent to Tenant’s performing any Alterations.  At the request of Landlord, Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any proposed Alterations commenced by Tenant (excepting only the Initial Installations) with an aggregate cost of more than One Hundred Fifty Thousand Dollars ($150,000.00) (subject to increase as hereinafter set forth) will be completed in accordance with the plans and specifications theretofore approved by Landlord, and assuring that the Premises will remain free of any mechanics’ liens or other encumbrances arising out of such Alterations.  The sum of One Hundred Fifty Thousand Dollars ($150,000.00) specified in the preceding sentence shall be increased each year by three percent (3%) commencing on the first anniversary of the Commencement Date. To the maximum extent permitted by law, Tenant shall indemnify, defend, and hold harmless Landlord and all Landlord Affiliates from and against any and all losses, costs, expenses, claims, actions, proceedings, claims or damage to any person or property arising out of or resulting from any Alterations undertaken by Tenant, including, without limitation, from and against any liabilities and/or obligations arising out of or resulting from the Alterations performed by Tenant.

(c)Prior to commencing any Alterations Tenant shall, at its sole cost and expense:  (i) secure all licenses, permits and approvals required by any governmental authorities in connection therewith; (ii) deliver to Landlord a statement of the names of all of its contractors and subcontractors (regardless of tier), and the estimated costs of all labor and material to be furnished by them; (iii) furnish to Landlord duplicate original policies or other reasonably satisfactory evidence of the insurance coverages maintained by Tenant in accordance with the requirements of Section 4.2.4 of this Lease; and (iv) cause each contractor to carry (A) workers’ compensation insurance in statutory amounts and employer’s liability insurance with limits of not less than $500,000.00 per accident covering all the contractor’s and subcontractor’s employees, (B) commercial general liability insurance, including completed operations coverage, for a period of not less than two (2) years beyond completion of the work that the contractor or subcontractor performs, with such limits as Landlord may reasonably require but in no event less than $5,000,000.00 per occurrence, and (C) automobile liability insurance with such limits as Landlord may reasonably require, but in no event less than $5,000,000.00 combined single limit per accident.  All such insurance coverages (i) shall be written by companies duly licensed in the Commonwealth of Massachusetts and approved by Landlord, (ii) shall name Landlord, all Landlord Affiliates requested by Landlord, and Tenant as additional insureds, as their respective interests may appear, as well as their respective contractors and subcontractors, (iii) shall contain a waiver of subrogation provision in favor of Landlord and all such Landlord Affiliates, and (iv) shall provide primary coverage as to any other coverage maintained by any insured other than Tenant.  Tenant shall deliver to Landlord certificates of all such insurance prior to the commencement of such Alterations.

(d)Landlord may inspect the Alterations in progress from time-to-time; provided, however, Landlord shall, except in case of emergency, (i) give Tenant reasonable prior notice of such inspections, and (ii) conduct such inspections so as to minimize interference with the construction work of Tenant.

(e)At Landlord’s request, promptly after such Alterations are completed, Tenant shall deliver to Landlord a complete set of “as-built” electronic plans for the portions of the Premises affected by such work, prepared using CAD files in AUTO CAD (dwg) format.

(f)Tenant shall pay promptly to Landlord, upon demand, all out-of-pocket costs actually incurred by Landlord in connection with Tenant’s Alterations (including the Initial Installations), including, without limitation, all costs incurred in connection with (a) Landlord’s review of the Alterations (including review of requests for approval thereof), and (b) the provision of Building personnel during the performance of any Alteration to provide security, to operate elevators or loading docks, or otherwise to facilitate such Alterations.  In addition, if Tenant’s Alterations (including the Initial Installations) shall cost more than $50,000.00, then Tenant shall pay to Landlord, upon demand, an administrative fee in the amount of five percent (5%) of the total project cost of such Alterations.

(g)Tenant hereby indemnifies and holds harmless Landlord from and against any liabilities and/or obligations for any and all liens or encumbrances recorded or filed against the Property or any part thereof or interest therein arising out of or resulting from the Initial Installations and all other Alterations performed by or on behalf of Tenant under this Lease.  Tenant, at its expense, shall procure the discharge of all such liens and encumbrances within ten (10) days after the filing of any such lien or encumbrance against the Premises and/or the Property or any part thereof.  If Tenant shall fail to cause any such lien or encumbrance to be discharged within such ten (10) day period, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by deposit or bonding proceedings, and in any such event Landlord shall be entitled, if it elects, to compel the prosecution of an action for the foreclosure of such lien and to pay the amount of the judgment in favor of the lien with interest, costs and allowances.  Without limiting the foregoing, any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith, shall constitute Additional Rent under this Lease and shall be paid by Tenant to Landlord on demand.

6.2.6Abandonment.  Tenant shall not abandon the Premises during the Term.

6.2.7Signs; Building Directory.  Tenant shall not install or place any signs, displays, curtains, blinds, shades, awnings, aerials, or the like, in any areas that may be visible from outside the Premises, excepting only with the prior written approval of the Landlord in each instance.  If there is a directory in the lobby of the Building, then Landlord will install the name of Tenant in said lobby directory.  Without limiting the foregoing, subject to Landlord’s approval and in accordance with the signage standards and specifications adopted by Landlord from time-to-time, Tenant may at its sole cost and expense install identification signage on the entrance doors to the Premises and in the elevator lobby area of the floor on which the Premises are located.

6.2.8Outside Sales, etc.  Tenant shall not (i) solicit sales, place signs, place or maintain any articles in any area of the Property outside of the Premises, or in the lobby areas of the Building or on the sidewalks, corridors or other common areas of the Building, nor (ii) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area, street or other common area of the Building.

ARTICLE 7
Casualty or Taking

7.1Termination.  In the event that the Premises, the Building, or any material part thereof, shall be taken by any public authority or for any public use, or shall be substantially destroyed or damaged by fire or other casualty, or by the action of any public authority then, at the election of Landlord, this Lease may be terminated.  Such election, which may be made notwithstanding the fact that Landlord’s entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within sixty (60) days after the date of the taking or casualty. In the event Landlord does not elect to terminate this Lease as aforesaid, then Landlord shall notify Tenant of Landlord’s good faith estimate of the time necessary to repair such taking or casualty, and if such time exceeds twelve (12) months from the occurrence thereof, then Tenant may elect to terminate this Lease by giving Landlord notice of such election not later than thirty (30) days after delivery to Tenant of Landlord’s good faith estimate.  The terms “substantially destroyed or damaged” or “substantially damaged”, as used in this Article VII, shall have reference to damage of such a character as cannot reasonably be expected to be repaired or the Premises restored within two hundred seventy (270) days from the time of such damage.

7.2Restoration.  If Landlord does not elect to terminate this Lease pursuant to Section 7.1, in the event of a taking, fire or other casualty, then this Lease shall continue in force and, if such taking or damage is of or to the Premises, a just proportion of the Rent reserved, according to the nature and extent of the damage sustained by the Premises, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence (subject to delays which result from any cause beyond the reasonable control of Landlord) to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and subject to zoning and building laws or ordinances then in existence.  If the net proceeds of insurance recovered or damages awarded be insufficient to cover the cost of restoring the Premises, in the reasonable estimate of the Landlord, then Landlord may elect to, but shall have no obligation to, supply the amount of such insufficiency and restore the Premises with all reasonable diligence or the Landlord may terminate the Lease by giving notice to the Tenant not later than a reasonable time after the Landlord has determined the estimated net proceeds of insurance recovered or damages awarded and the estimated cost of such restoration.  In case of damage or destruction, as a result of a risk which is not covered by the Landlord’s insurance, the Landlord shall likewise be obligated to rebuild the Premises, all as aforesaid, unless the Landlord, within a reasonable time after the occurrence of such event, gives written notice to the Tenant of the Landlord’s election to terminate this Lease.  “Net proceeds of insurance recovered or damages awarded” refers to the gross amount of such insurance or damages actually received by Landlord less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.  If Landlord’s restoration work has not been substantially completed within twelve (12) months after the taking or damage, then Tenant shall have the right to terminate this Lease by giving Landlord written notice of its election to do so within thirty (30) days after the end of such twelve (12) month period, and if Tenant timely gives such notice, this Lease shall terminate on the date which is thirty (30) days after the date of the giving of such notice, unless Landlord’s restoration work is substantially completed within such thirty (30) day period, in which event such termination notice shall be null and void and this Lease shall continue in full force and effect.

7.3Award.  Irrespective of the form in which recovery may be had by law, all rights to damages or compensation for any taking of the Premises (including, without limitation, any taking of the leasehold interest of Tenant) shall belong to Landlord in all cases.  Tenant hereby grants to Landlord all of Tenant’s rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request.  The Tenant shall be entitled to receive and retain only such amounts as may be specifically awarded to it in any such condemnation proceedings, as a result of the taking of its trade fixtures or furniture and its leasehold improvements to the extent the Landlord’s award is not thereby reduced and the Tenant is not otherwise reimbursed for the same by the Landlord.

ARTICLE 8
Defaults

8.1Events of Default.  Each of the following events shall be an “Event of Default” under this Lease:

(a)Tenant shall fail to pay when due any payment of Fixed Rent or Additional Rent, and such failure shall continue for five (5) days after notice thereof from Landlord that the same was due and unpaid; provided however, that Landlord shall not be obligated to deliver such written notice more than twice in any twelve-month period and upon the third such occurrence in any twelve (12) month period Tenant shall be in default if it fails to pay when due any payment of Fixed Rent or Additional Rent; or

(b)Tenant shall default in the timely performance or observance of any other term, covenant, or condition contained in this Lease on the Tenant’s part to be performed or observed and shall fail, within thirty (30) days after notice from Landlord of such default, to cure such default; or if such default is not reasonably susceptible of cure within thirty (30) days, if Tenant shall fail to commence to cure such default within thirty (30) days after notice of such default from Landlord or shall thereafter fail diligently to prosecute such cure to completion or shall fail to cure such default by not later than ninety (90) days after receipt of such notice from Landlord; or

(c)the estate of Tenant hereby created shall be taken on execution, or by other process of law; or

(d)Tenant commences a voluntary bankruptcy petition under Title 11 of the United States Code (as in effect from time-to-time, the “Bankruptcy Code”), or it authorizes, by proceedings of a manager or board of directors, or other governing body the commencement of such a voluntary case; or

(e)Tenant files an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under the Bankruptcy Code, or if it seeks, consents to or acquiesces in the relief therein provided, or if it fails to controvert timely the material allegations of any such petition; or

(f)there is entered an order for relief in any involuntary case commenced under the Bankruptcy Code; or

(g)Tenant seeks relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by Tenant’s consent to or acquiescence in such relief; or

(h)there is entered an order by a court of competent jurisdiction (i) finding Tenant to be bankrupt or insolvent, (ii) ordering or approving Tenant’s liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of Tenant’s property; or

(i)Tenant makes an assignment for the benefit of, or enters into a composition with, its creditors, or appoints or consents to the appointment of a receiver or other custodian for all or a substantial part of its property; or

(j)Tenant rejects this Lease and a court of competent jurisdiction enters an order approving the rejection of the Lease under the Bankruptcy Code, or under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by Tenant’s consent to or acquiescence in such relief;

Upon the occurrence of any Event of Default, in addition to all other remedies available at law or in equity, Landlord may, to the extent permitted by law, immediately or at any time thereafter and with or without demand or notice to Tenant, enter into and upon the Premises, or any part thereof in the name of the whole, and repossess the same as of Landlord’s former estate, and expel Tenant and those claiming by, through or under Tenant and remove its effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of  Rent and preceding breach of covenant, and/or Landlord may terminate this Lease by sending written notice thereof to Tenant and this Lease shall terminate and come to an end on the earlier to occur of (i) entry as aforesaid, or (ii) the fifth (5th) day following the sending of such notice as fully and completely as if such date was the Expiration Date.  Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as herein provided.  To the maximum extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws (including M.G.L. c.186, §11), in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease. In the event of any such termination, entry or re-entry, Landlord shall have the right to remove and store Tenant’s property and that of all persons claiming by, through or under Tenant, at the sole risk and expense of Tenant, and if Landlord so elects, (x) to sell such property at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant and pay the balance, if any, to Tenant, or (y) to dispose of such property in any manner in which Landlord shall elect, Tenant hereby agreeing to the fullest extent permitted by law that it shall have no right, title or interest in any property remaining in the Premises after such termination, entry or re-entry.

8.2Remedies.  (a)  No termination or repossession provided for in Section 8.1 shall relieve Tenant or any guarantor of the liabilities and obligations of Tenant under this Lease, all of which shall survive any such termination or repossession.  In the event of any such termination or repossession, Tenant shall pay to Landlord, at Landlord’s election, either (i) in advance, on the first day of each month, for what would have been the entire balance of the Term, 1/12th (and a pro rata portion thereof for any fraction of a month) of the annual Fixed Rent, Additional Rent and all other amounts for which Tenant is obligated hereunder, minus, in each case, the actual net receipts by Landlord by reason of any re-letting of the Premises (after deducting Landlord’s reasonable expenses in connection with such re-letting, including, without limitation, remodeling costs and costs of preparing the Premises, removal, storage and repair costs and reasonable brokers’ and attorneys’ fees), or (ii) upon demand and at the option of Landlord at any time thereafter, the present value (computed at a discount rate based upon the Prime Rate) of the amount by which the payments of Fixed Rent and Additional Rent payable for what would have been the entire balance of the Term would exceed the fair rental value of the Premises for what would have been the entire balance of the Term, determined by Landlord as of such date.  If Landlord elects to require Tenant to pay damages in accordance with the immediately preceding sentence, the total amount due shall be computed by assuming that Tenant’s Tax Excess and Tenant’s Operating Cost Excess would be, for the balance of such unexpired Term, the amount thereof respectively for the Tax Year and calendar year, respectively, in which such termination, entry or re-entry shall occur.

(b)Landlord may elect:  (i) to re-let the Premises or any part or parts thereof, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such inducements, allowances, concessions and free rent as Landlord in its sole discretion considers advisable or necessary to re-let the same, and/or (ii) to make such alterations, repairs and decorations to the Premises as Landlord in its sole discretion considers advisable or necessary to re-let the same, and no action of Landlord in accordance with the foregoing or failure to re-let or to collect rent under re-letting shall operate or be construed to release or reduce Tenant’s liability as aforesaid.  In connection with any such re-letting, Landlord may take into account all relevant factors which would be considered by a sophisticated Landlord in re-letting the Premises, and Tenant hereby waives, to the extent permitted by applicable law, any obligation Landlord may have to mitigate the Tenant’s damages.

(c)Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

(d)The remedies specified in this Article 8 are not intended to be exclusive of any other rights or remedies which Landlord may, at any time, be lawfully entitled and Landlord may exercise any and all rights and remedies (including, without limitation, specific performance) available at law or in equity as a result of an Event of Default by Tenant.

8.3Remedies Cumulative.  Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

8.4Landlord’s Right to Cure Defaults.  After the expiration of any applicable notice and cure periods and upon reasonable prior notice (except in emergencies), Landlord may, but shall not be obligated to, cure any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys’ fees, in curing such default shall be paid, as Additional Rent, by Tenant to Landlord on demand, together with interest thereon at the Default Rate from the date of payment by Landlord to the date of payment by Tenant.

8.5Effect of Waivers of Default.  Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition, shall not in any way be held or construed to operate so as to limit, suspend or impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

8.6No Waiver, etc.  The failure of Landlord to complain of any action or omission or to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by Landlord of any payments on account of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord.  No consent or waiver, express or implied, by Landlord or by Tenant to or of any breach of any agreement or duty to the other shall be construed as a waiver or consent to or of any other breach of this Lease.

8.7No Accord and Satisfaction.  No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such  Rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as  Rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

ARTICLE 9
Rights of Mortgagees and Ground Lessors

9.1Rights of Mortgagees and Ground Lessors.

i.This Lease and all rights of Tenant hereunder, are and shall be subject and subordinate to all mortgages and deeds of trust providing security for a payment performance with respect to the Property (each a “Mortgage”) and any Superior Lease and all renewals, extensions, modifications and replacements thereof; provided, however, if Landlord enters into any Superior Leases and/or Mortgages after the date hereof, Landlord shall deliver to Tenant an agreement (a “Non-Disturbance Agreement”) substantially in the form attached hereto as Exhibit H, with respect to the Massport Lease, and Exhibit I, with respect to a Mortgage, or in any other commercially reasonable form containing terms not materially less favorable to Tenant than Exhibits H or I, respectively, to the effect that, subject to the conditions set forth in clauses (a) - (g) of the following paragraph, Tenant’s rights under this Lease shall not be disturbed by the holder of such Superior Lease or Mortgage, so long as there shall exist no Event of Default hereunder as referred to in Section 8.1 hereof.  This Section shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, any holder of a Superior Lease or any Mortgage or any of their respective successors in interest may reasonably require to evidence such subordination.  The parties acknowledge that (a) Superior Leases as of the date hereof consist of (i) a certain Amended and Restated East Office /Garage Ground Lease (the “Massport Lease”) between Massachusetts Port Authority (“Massport”), as landlord, and 121A Owner, as tenant, dated as of October 31, 2000, and (ii) a certain Amended and Restated East Office Operating

Sublease between 121A Owner, as landlord, and Landlord, as tenant, dated as of October 31, 2000; and (b) that the Mortgage existing as of the date hereof consists of that certain Leasehold Mortgage, Financing Statement and Security Agreement (With Assignment of Rents and Fixture Filing) dated as of November 3, 2011,  granted to Pacific Life Insurance Company and recorded with the Suffolk County Registry of Deeds in Book 48609, Page 1.

ii.If any holder of Mortgage or Superior Lease or the nominee or designee thereof, shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord’s rights (herein called “Successor Landlord”) and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any commercially reasonable instrument that such Successor Landlord may reasonably request to evidence such attornment.  Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly the landlord under this Lease or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (b) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (d) bound by any modification of this Lease subsequent to such Superior Lease or Mortgage, or by any previous prepayment of Annual Fixed Rent or Additional Rent for more than 1 month, which was not approved in writing by the holder of a Mortgage or a Superior Lease, (e) liable to the Tenant beyond the Successor Landlord’s interest in the Property, (f) responsible for the performance of any work to be done by the Landlord under this Lease to render the Premises ready for occupancy by the Tenant, or (g) required to remove any person occupying the Premises or any part thereof, except if such person claims by, through or under the Successor Landlord.

9.2Modifications.   If any holder of a Mortgage or Superior Lease shall require any modification(s) of this Lease, Tenant shall, at Landlord’s request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall require, provided that such modification(s) do not adversely affect in any material respect any of Tenant’s rights under, or the Rent payable under, this Lease.  In addition, and notwithstanding Section 9.1 to the contrary, Landlord or any holder of a Mortgage or Superior Lease may, at its option, make this Lease superior to any such Mortgage or Superior Lease by giving Tenant ten (10) days prior written notice of such election and no other documentation shall be necessary to effect such change.

ARTICLE 10
Miscellaneous Provisions

10.1Notices from One Party to the Other.  All notices consents, demands, approvals and other communications given under this Lease shall be in writing and addressed as follows: (i) if to the Tenant, at the Original Notice Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord, and; (ii) if to Landlord, at the Original Notice Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant.  Any notice shall be sent to such address by registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized courier, charges prepaid, or by hand delivery and shall be effective when received or when delivery is first attempted during regular business hours.

10.2Quiet Enjoyment.  Landlord agrees that upon Tenant’s paying the Rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.  The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

10.3Lease Not to be Recorded.  Tenant agrees not to record this Lease, but each party hereto agrees, on request of the other, to execute a Notice of Lease in recordable form and complying with applicable laws, and in form and content reasonably satisfactory to Landlord and Tenant.  In no event shall such document set forth the rental or other charges payable by Tenant under this Lease, and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to modify or amend the terms and conditions of this Lease. Tenant is a publicly traded company and, for so long as Tenant remains a publicly traded company, it may be required by applicable Requirements to disclose this Lease in its public filings with the United States Securities and Exchange Commission. To the extent such disclosure is required pursuant to applicable Requirements, then such disclosure shall not violate this Section 10.3.

10.4Limitation of Landlord’s Liability.  The term “Landlord” as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Property, and in the event of any transfer or transfers of title to the Property, the Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability and obligation with respect to the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and with respect to their respective successive periods of ownership of the Property.  Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property, and Tenant agrees to look solely to such interests for the satisfaction of any liability or claim against Landlord under this Lease.  In no event shall Landlord or any Landlord Affiliates, including, without limitation, any general or limited partner, trustees, beneficiaries, employees, agents, officers, directors, stockholders, managers, or members of Landlord ever be personally liable for any liability or obligation of, Landlord whether under this Lease, or at law or in equity.

10.5Acts of God.  In any case where either party hereto is required to perform any work or take any action, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party’s reasonable control (but financial inability shall never be deemed to be an event beyond either party’s reasonable control) (each a “Force Majeure Event”) shall not be counted in determining the time during which work shall be completed or such action shall be taken, whether such time be designated by a fixed date, a fixed time or a “reasonable time,” and such time shall be deemed to be extended by the period of such delay.  Nothing contained in this Section 11.5 shall be applicable to, or in any way affect, reduce or abate the obligations of Tenant under this Lease to pay all  Rent and other charges when due pursuant to the terms hereof.

10.6Landlord’s Default.  Landlord shall not be deemed to be in default in the performance of any of its obligations under this Lease unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days after written notice has been given by Tenant to Landlord specifying the nature of Landlord’s alleged default or if such default is not reasonably susceptible to cure within thirty (30) days, if Landlord shall fail to commence to cure such default within thirty (30) days after receipt of such notice of default from Tenant, or shall thereafter fail diligently to prosecute such cure to completion.  Notwithstanding any provision contained herein, in no event shall Landlord ever be liable to Tenant, or any person claiming by, through or under Tenant, for any special, indirect, incidental or consequential damages, or for any lost profits.  Tenant shall have no right to terminate this Lease as a result of any breach or default by Landlord hereunder, except in the case of a wrongful eviction (constructive or actual) of the Tenant from the Premises by Landlord. In addition, Tenant shall have no right, as a result of any such breach or default, to offset or counterclaim against any Rent due hereunder.

10.7Brokerage.  Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than the Brokers, and in the event of any claims (from a party other than one of the Brokers) for a brokerage commission or finder’s fee, of any kind, against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim.  Landlord warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than the Brokers, and in the event of any claims (from a party other than one of the Brokers) for a brokerage commission or finder’s fee, of any kind, against Tenant predicated upon prior dealings with Landlord, Landlord agrees to defend the same and indemnify and hold Tenant harmless against any such claim. Landlord shall be responsible for paying the commission due to Brokers in connection with this Lease in accordance with a separate agreement or understanding between them.

10.8Applicable Law and Construction.  This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.  If any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby.  There are no oral or written agreements between Landlord and Tenant affecting this Lease.  This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.  Unless repugnant to the context, the words “Landlord” and “Tenant” appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming by, through or under them, respectively.  If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

10.9Delivery.  The submission of drafts of this document for examination and negotiation does not constitute an offer to lease or the acceptance of an offer to lease, or a reservation of or option for, the Premises.  This Lease shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

10.10Rent.  Notwithstanding anything to the contrary contained in this Lease, all charges and amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Tax Excess, Operating Costs Excess, Additional Rent or otherwise, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.  In addition, notwithstanding anything to the contrary contained in this Lease, all charges and amounts payable by Tenant to or on behalf of Landlord under this Lease (excepting only Fixed Rent), whether or not expressly denominated Additional Rent, including, without limitation, Tax Excess, Operating Costs Excess, electricity charges, utility charges, and other fees and charges, shall be considered to be “Additional Rent” and in the event of non-payment thereof by Tenant Landlord shall have all of the rights and remedies as would accrue for non-payment of Fixed Rent.

10.11Certain Interpretational Rules.  For purposes of this Lease, whenever the words “include”, “includes”, or “including” are used, they shall be deemed to be followed by the words “without limitation” and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa.  This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.  The captions in this Lease are inserted only as a matter of convenience and for reference only, and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

10.12Parties Bound.  The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns.  Each term and each provision of this Lease to be performed by the Tenant shall be construed to be both a covenant and a condition.

10.13Counterparts; Electronic Execution.  This Lease may be executed in two (2) or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.  This Lease may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature.  Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via PDF) of an original signature.  Any executed counterpart of this Lease delivered by PDF or another file sent by email shall be equally effective as an original counterpart for all purposes.

10.14Survival.  All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease, and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease.  Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to any Rent and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.

10.15Lease Disputes.  Landlord and Tenant agree that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the Commonwealth of Massachusetts or the federal courts located in the Commonwealth of Massachusetts and for that purpose hereby expressly and irrevocably submits itself to the jurisdiction of such courts.  Landlord and Tenant agree that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court. To the extent that Tenant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Tenant irrevocably waives such immunity in respect of its obligations under this Lease.

10.16Tenant Defaults. If Tenant fails to perform any of its obligations (including the obligation to pay charges and amounts to a service provider when due and the obligations of maintenance and repair) pursuant to this Article 10, and such failure remains uncured for more than thirty (30) days after notice thereof by Landlord to Tenant, then Landlord may elect to perform such obligations (including the payment of any amounts due to a provider of services, or to perform maintenance or repairs), and in such event, Tenant shall reimburse Landlord, as Additional Rent, for all costs and expenses incurred by Landlord in connection therewith, together with a customary administrative fee.

10.17Service Interruptions.  Landlord reserves the right to suspend or interrupt any service when necessary, by reason of Force Majeure Events, accidents or emergencies, or for work which, in Landlord’s reasonable judgment, is necessary or appropriate until such Force Majeure Event, accident or emergency shall cease or such work is completed, and Landlord shall not be liable for any such suspension or interruption of services.  Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises as a result of any such suspension or interruption of service.  The exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any compensation, abatement or diminution of Rent (except as otherwise expressly set forth herein), relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise.  Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of electric service furnished to the Premises for any reason except only to the extent caused by the negligent acts or willful misconduct of Landlord.

10.18No Waiver.  No act or thing done by Landlord or Landlord’s agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and is signed by Landlord.  Without limitation, the receipt or acceptance by Landlord or Landlord’s Agent of the keys to the Premises shall not be deemed an acceptance of a surrender of the Premises or a termination of this Lease.  The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.  The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent  be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

ARTICLE 11
Letter of Credit

11.1Letter of Credit.  Concurrent with Tenant’s execution and delivery of this Lease,  Tenant shall deliver to Landlord an irrevocable and unconditional standby letter of credit (the “Original Letter of Credit”) which shall be:  (i) in form and substance reasonably satisfactory to Landlord, (ii) issued by a bank (the “Bank”) reasonably satisfactory to Landlord upon which presentment may be made in Boston, Massachusetts, (iii) in an amount equal to the Letter of Credit Amount, (iv) for a term of not less than one (1) year, (v) permit multiple drawings, (vi) be freely and fully transferable by Landlord without payment of any fees or charges by Landlord, and (viii) otherwise in form and content satisfactory to Landlord.  The Original Letter of Credit, any Additional Letters(s) of Credit, and any Substitute Letter(s) of Credit are referred to herein collectively as the “Letter of Credit.”  The Letter of Credit shall be held by Landlord as security for the performance by Tenant of its obligations under this Lease.  The Letter of Credit is not an advance payment of Rent or a limitation upon the liability of Tenant hereunder. Landlord hereby approves Silicon Valley Bank as the Bank and the form of Letter of Credit attached hereto as Exhibit J.

11.2Renewal of Letter of Credit.  Each Letter of Credit shall be automatically renewable for consecutive periods of one (1) year; provided however, if the issuer of such Letter of Credit gives notice of its election not to renew such Letter of Credit, then Tenant shall deliver to Landlord a new letter of credit (a “Substitute Letter of Credit”) satisfying the requirements of the Original Letter of Credit under Section 11.1 on or before the date thirty (30) days prior to the expiration of the term of the Letter of Credit then in effect.  If Tenant fails timely to deliver to Landlord a Substitute Letter of Credit in accordance with the foregoing provisions, then Landlord shall have the right, at any time thereafter, without giving any further notice to Tenant, to draw down the Letter of Credit and to hold the proceeds thereof in a segregated account in the name of Landlord, which proceeds may be withdrawn and applied by Landlord under the same circumstances and for the same purposes as if such proceeds were a Letter of Credit.  Upon any such application of such proceeds by Landlord, Tenant shall, within thirty (30) days of written demand therefor, deliver to Landlord an Additional Letter of Credit in the amount of proceeds so applied.

11.3Draws to Cure Defaults.  Upon an Event of Default by Tenant under this Lease beyond the expiration of any applicable grace period, then without prejudice to or limiting any other rights or remedies of Landlord, Landlord shall have the right, at any time thereafter, to draw down from the Letter of Credit the amount necessary to cure such default.  In the event of any such draw by the Landlord, within thirty (30) days of written demand therefor, Tenant shall deliver to Landlord an additional Letter of Credit (“Additional Letter of Credit”) satisfying the requirements for the Original Letter of Credit set forth in Section 11.1, except that the amount of such Additional Letter of Credit shall be the amount of such draw.

11.4Draws to Pay Damages.  In addition, if (i) this Lease shall have been terminated as a result of Tenant’s default under this Lease beyond the expiration of the applicable cure period,  and/or (ii) this Lease shall have been rejected in a bankruptcy or other similar proceeding,  then Landlord shall have the right at any time thereafter to draw down from the Letter of Credit an amount sufficient to pay any and all damages payable by Tenant on account of such termination or rejection, as the case may be,  pursuant to Article 8 hereof.

11.5Return of Letter of Credit at End of Term.  Within thirty (30) days after the expiration of the Term, to the extent Landlord has not previously drawn upon any Letter of Credit held by Landlord, Landlord shall return the same to Tenant provided that Tenant is not then in default of any of its obligations under this Lease after delivery of any required notice and the expiration of any applicable cure period.

ARTICLE 12
Patriot Act

12.1Patriot Act.  As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that:  (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including any assignment of this Lease or any subletting or all or any portion of the Premises or the making or receiving of any contribution or funds, goods or services to or for the benefit of a Prohibited Person.  In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be an Event of Default by Tenant, and (y) the representations and warranties contained in this Article 12 shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

(signatures on the next page)

WITNESS the execution hereof on the day and year first above written.

Landlord:

EAST OFFICE OPERATING LIMITED
PARTNERSHIP

By:	Commonwealth Flats Development
East Corp., its general partner

By:	/s/ John Clark
Name: John Clark
Title: VP

Tenant:

KURA ONCOLOGY, INC.
A Delaware corporation

By:	/s/ Marc Grasso, M.D.
Name: Marc Grasso, M.D.
Title: CFO and CBO

EXHIBIT A

LEGAL DESCRIPTION

The land, together with all buildings and improvements thereon, shown as Parcel B-2 on a plan of land entitled “ALTA/ACSM Land Title Survey prepared for Commonwealth Flats Development L.P. World Trade Center Boston-East Office Building and Park South Boston, Massachusetts” dated May 27, 1998, prepared by Cullinan Engineering and recorded with the Suffolk County Registry of Deeds (“Suffolk Deeds”) in Book 23335, Page 76 (the “Plan”) and more particularly described in accordance with said Plan as follows:

Beginning	at a point on the southerly side of Northern Avenue at the northwesterly corner of Parcel B-2;
Thence	by the southerly side of Northern Avenue, S61° 19’ 13”E, 160.00 feet;
Thence	by the westerly side of Parcel D, S28° 40’ 47”W, 389.00 feet;
Thence	by New Congress Street, N61° 19’ 13”W, 160.00 feet;
Thence	by the easterly side of Seaport Lane, N28° 40’ 47”E, 389.00 feet to be point and place of beginning

Containing, according to said Plan, 62,240 square feet of land, more or less.

Description of Parcel D

The land, together with all buildings and improvements thereon, shown as Parcel D on the Plan and more particularly described in accordance with said Plan as follows:

Beginning	at a point of the southerly side of Northern Avenue, at the northeasterly corner of Parcel B-2;
Thence	by the southerly side of Northern Avenue, S61° 19’ 13”E, 150.01 feet;
Thence	by the westerly side of D Street, S28° 40’ 47”W, 389.00 feet;
Thence	by New Congress Street, N61° 19’13”, 150.01 feet;
Thence	by the easterly side of Parcel B-2, N 28° 40’ 47”E, 389.00 feet to the point and place of beginning.

Containing, according to said Plan, 58,359 square feet of land, more or less.

A-1

EXHIBIT B

floor PLAN SHOWING THE PREMISES

B-1

EXHIBIT C

COMMENCEMENT DATE AGREEMENT

EAST OFFICE OPERATING LIMITED PARTNERSHIP (“Landlord”) and ________________ (“Tenant”) are parties to a lease (“Lease”) dated __________________ of premises in a building known as Seaport East, Two Seaport Lane, Boston, Massachusetts.  Landlord and Tenant hereby acknowledge and agree that the term of the Lease commenced on __________________ and will expire on ____________________ unless extended pursuant to provisions set forth in the Lease.

Executed under seal this ____ day of __________, 202_.

Landlord:

EAST OFFICE OPERATING LIMITED
PARTNERSHIP

By:	Commonwealth Flats Development
East Corp., its general partner

By:
Name:
Title:

Tenant:

[ ]
a	[ ]

By:
Name:
Title:

C-1

EXHIBIT D

Cleaning Specifications

I.Interior Tenant Areas

Nightly Monday through Friday, excluding holidays

1.	Dust mop all stone, ceramic tile, terrazzo and other type of un-waxed flooring.
2.	Dust mop all vinyl, asphalt, rubber and similar types of flooring. Remove gum and other substances, spot mop if necessary.
3.	Vacuum all carpeted areas.
4.	Dust mop all private and public stairways and vacuum if carpeted.
5.	Hand dust and wipe clean all horizontal surfaces including furniture, file cabinets, fixtures, and windowsills, using chemically treated dust cloth.
6.	Dust and sanitize all telephones using disinfectant solution. Care is to be taken NOT to depress buttons thus altering phone programs, i.e., call forwarding.
7.	Remove fingerprints from all painted surfaces near light switches, entrance doors, drinking fountains, etc.
8.	Remove all gum and foreign matter on sight.
9.	Empty and clean all waste receptacles and remove waste materials to compactors. Replace liners as necessary.
10.	Damp wash interiors of all waste disposal receptacles and wash as necessary.
11.	Clean and sanitize all water fountains, and water coolers with a disinfectant solution. Wash all sinks and the floors adjacent to them on a nightly basis.
12.	Spot mop floors for spills, etc.
13.	Clean all low ledges, shelves, bookcases, chair rails, trim, pictures, charts etc. within reach.
14.	Clean mirrors, metal work, glass tabletops.
15.	Upon completion of work, all slop sinks are to be thoroughly cleaned and all cleaning equipment and supplies stored neatly in locations designated by the Management of the building.

16.

All cleaning operations shall be scheduled so that a minimum of lights are to be left on at any time.  Upon completion of cleaning all lights are to be turned off.  All entrance doors are to be kept locked during the cleaning operation.

17.	Spot clean both sides of tenant entry glass doors.
18.	Spot clean desk tops and counter tops.
19.	Pick up all recyclable material and take to appropriate place.

Weekly

1.	Hand dust all door louvers and other ventilating louvers within reach.
2.	Dust all baseboards.
3.	In high traffic areas, damp mop if necessary and apply spray-buffing solution in a fine mist and buff with a synthetic pad.
4.	Damp mop all non-carpeted and public stairways.
5.	Wipe clean all bright work.
6.	Dust all chair rails.
7.	Dust walls up to normal reach.

Monthly

1.	Hose vacuum underneath all furniture.
2.	Dust all vertical surfaces such as walls, furniture, partitions and surfaces not reached in nightly cleaning.
3.	Dust exterior of lighting fixtures.

Quarterly

1.	Wash all baseboards.
2.	Dust all exterior window blinds
3.	Dust and/or clean all diffusers

Other

1.	Cleaning of computer rooms will be responsibility of individual tenants.
2.	Coffee stations and dishware are responsibility of the tenant.

II.Public Corridors, Stairwells (Emergency Egress), Service Areas

Nightly

1.	Vacuum and spot clean carpeting.
2.	Sweep and mop public concrete floors.
3.	Sweep and mop public stairwells and landings.
4.	Clean baseboards of scuffs and marks.
5.	Empty and clean ashtrays and sand urns.
6.	Clean all directories, signage kiosks, wall signage and electric kiosks.
7.	Clean corridor glass and metal work.
8.	Spot clean walls, ceilings, lights, etc.
9.	Clean telephones and telephone booth areas.
10.	Clean and sanitize all public water fountains. Dust all handrails.
11.	Dust to hand height all horizontal surfaces of equipment ledge, sill, shelves, radiators, frames, partitions, handrails, etc.
12.	Damp wipe all public granite seating areas and surrounding granite treatments.
13.	Clean exterior surfaces of all trash containers and planters.
14.	Keep slop sinks, closets, supply rooms and other janitorial areas in a clean orderly condition.
15.	Keep electrical and telephone closets clean and free of storage.
16.	Replace burned out light bulbs.

Weekly

1.	Clean all door vents.
2.	Dust all vertical surfaces within reach.
3.	Sweep emergency egress stairs and landings.

Monthly

1.	Wash all corridor glass and metal completely including atriums.

2.	Shampoo heavily traveled carpeted areas.

Quarterly

1.	Clean handrails, wall mounted equipment casings, landings, walls, kick plates in emergency egresses.
2.	Shampoo and extract all carpeting.
3.	Damp clean inside reflectors of high hat lighting fixtures.

Semi-Annually

1.	Vacuum soffits containing fluorescent fixtures in atrium areas.
2.	Wash windows, ledges, plants and light bulbs on inside of both atriums.

III.Restrooms

Building Operating Hours

Day porters and matrons will be assigned to perform the following:

1.	Empty trash containers and insert new liners.
2.	Sweep and spot wash floors as necessary.
3.	Spot clean sinks and mirrors. Clean and spot polish shelves and metal dispensers. Check for Graffiti and spot clean if necessary.
4.	Ensure cleanliness of urinals and toilets.
5.	Refill all dispenser units as needed.

Non-Operating Hours

1.	Damp wash, sanitize (using disinfectant solution) and polish all fixtures including toilet bowls, urinals and wash basins.
2.	Sweep and wash floors with approved germicidal solution.
3.	Wash and polish mirrors, powder shelves, dispensers, hand dryers, bright work including flushometers, piping and toilet seat hinges.
4.	Clean and sanitize both sides of toilet seats.
5.	Empty all containers and disposal units and insert new liners.

6.	Wash and sanitize interiors and exteriors of all containers prior to inserting new liners.
7.	Empty, clean and sanitize all sanitary napkin disposal units.
8.	Dust and spot wash where necessary partitions, tile walls, dispensers, ceiling lights, switches and receptacles.
9.	Refill all dispensers to normal limits including sanitary supplies, soap, tissue, towels, etc.
10.	Remove all rubbish and transport to compactor.
11.	Dust ceiling door vents and doorframes.

Periodic

Monthly

1.	Machine scrub all tile floors, hand brush corners and hand brush toilet edges with approved germicidal detergent solution.
2.	Wash completely all partitions, tile walls and enamel surfaces.

IV.Window Cleaning

Periodic

External windows will be washed and cleaned a minimum of three times per year.  Internal windows will be washed and cleaned a minimum of two times per year.

EXHIBIT E

RULES AND REGULATIONS

1.	The sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in or about the Building shall not be obstructed by Tenant.
2.

Tenant shall not place objects against glass partitions, doors or windows which would be unsightly from the Building corridor or from the exterior of the Building.  All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3.

Tenant shall not waste electricity or water in the Premises and shall cooperate fully with Landlord to assure the most effective operation of the Building heating and air conditioning systems.  All regulating and adjusting of heating and air-conditioning apparatus shall be done by the Landlord’s agents or employees.  Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or materials.

4.	Tenant shall not use the Premises so as to cause any increase above normal insurance premiums on the Building.
5.

No bicycles, vehicles, or animals (except guide dogs for the disabled) of any kind shall be brought into or kept in or about the Premises.  Any bicycles brought into the Building shall enter through the loading dock area and stored in the basement of the Building.  No space in the Building shall be used for manufacturing or for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

6.	Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire and associated perils.
7.

The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed and no sweepings, rubbish, rags, acid or like substance shall be deposited therein.  All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

8.

Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using, or entering the Building, or any equipment, finishings, or contents of the Building, and Tenant will comply with Landlord’s reasonable requirements relative to such systems and procedures.

9.

No cooking will be done or permitted by Tenant within the Premises, except in areas of the Premises which are specifically constructed for cooking and except that use by the tenant of microwave ovens and Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate, and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations.

E-1

10.

The elevator designated for freight by Landlord will be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time.  The persons employed to move Tenant’s equipment, material, furniture, or other property in or out of the Building must be acceptable to Landlord.  All moving operations will be conducted at such times and in such a manner as Landlord will direct, and all moving will take place during non-Business Hours unless Landlord agrees in writing otherwise.

11.	All deliveries to, and removals from the building of furniture, equipment and supplies, shall be by way of the Building loading dock.
12.

All incoming and outgoing shipments must be moved directly, by the delivery or pick-up agent from the delivery entrance; such shipments will not be held at the delivery entrance. Building operating personnel are not authorized to sign receipt for shipments to or from the Building.

13.	No hand truck, pallet truck or other type of wheeled transport shall be used in the lobbies, corridors or elevators of the Building.
14.

Any damage to the Building or any part thereof caused by the moving in or out of the Building of furniture, equipment, supplies, or other items, shall be repaired by the Landlord at the expense of the responsible Tenant.

15.

The property management office reserves the right to control and operate the public portions of the Building and the public facilities, as well as the facilities furnished for the common use for the Tenant, in such manner, as they deem in the best interest of the tenants.

16.

No additional locks or bolts of any kind shall be placed upon any of the doors in any Tenant’s premises, and no lock on any door therein shall be changed or altered in any respect without property management approval.

17.	Building security will provide access to building electric closets only. Tenant will be required to notify the Property Management Office should a vendor require access to the electric closets.
18.

Tenant acknowledges that the Building has been designated a non-smoking building.  At no time shall Tenant permit its agents, employees, contractors, guests or invitees to smoke in the Building.  Landlord has designated specified smoking areas in the exterior areas near the Building.

19.

Landlord reserves the right, upon written notice to Tenant, at any time and from time-to-time to rescind, alter or waive any rule or regulation at any time prescribed for the Building, and to impose additional reasonable rules and regulations when in its judgment deems it necessary, desirable or proper for its best interest and for the best interest of the tenants.  No alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant.  Landlord shall not be responsible to any tenant for the nonobservance or violation by any other tenant of any rules or regulations at any time prescribed for the Building or any part thereof.

E-2

EXHIBIT F

TENANT ESTOPPEL CERTIFICATE

Landlord:	East Office Operating Limited Partnership

Tenant:

Tenant Trade Name:

Lender:	Pacific Life Insurance Company and its successors and assigns

Premises:

Area:	Sq. Ft.	Lease Date:

The undersigned Tenant of the above-referenced lease (the “Lease”) hereby ratifies the Lease and certifies to Lender as mortgagee of the Real Property of which the premises demised under the Lease (the “Premises”) is a part, as follows:

1.

That the term of the Lease commenced on ____________, 20__ and Tenant is in possession of the premises demised under the Lease and has commenced occupancy and use of the Premises, such possession having been delivered by the original landlord and having been accepted by the Tenant.

2.

That the Lease calls for monthly rent installments of $_______ to date and that Tenant is paying monthly installments of rent of $_________ which commenced to accrue on the _____ day of _________, 20__.

3.

That no advance rental or other payment has been made in connection with the Lease, except rental for the current month and estimated payments of escalation charges to be reconciled at year end, there is no “free rent” or other concession under the remaining term of the Lease and the rent has been paid to and including _________, 20__.

4.	That a security deposit in the amount of $_______ is being held by Landlord, which amount is not subject to any set-off or reduction or to any increase for interest or other credit due to Tenant.

5.

That, to Tenant’s knowledge, all obligations and conditions under said Lease to be performed to date by Landlord or Tenant have been satisfied, free of defenses and set-offs including all construction work in the Premises, and that Landlord is not required to make any further tenant improvements or pay any further reimbursements to Tenant for tenant improvements or any other matter pursuant to the Lease.

6.

That a true, correct and complete copy of Lease is attached hereto and is and in full force and effect and represents the entire agreement between the parties; that to Tenant’s knowledge, there is no existing default on the part of Landlord or Tenant in any of the terms and conditions thereof and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default; and that said Lease has:  (initial one)

(  ) not been amended, modified, supplemented, extended, renewed, subleased, or assigned.

(  ) been amended, modified, supplemented, extended, renewed, subleased, or assigned as follows by the following described agreements:

7.	That the Lease provides for a primary term of ________ months; the term of the Lease expires on the ____ day of ______, 20__; and that:

(initial all applicable subparagraphs)

(  ) neither the Lease nor any of the documents listed above in Paragraph 6 (if any), contain an option for any additional term or terms or an option to terminate the Lease prior to the expiration date set forth above.

(  ) the Lease and/or the documents listed above in Paragraph 6 contain an option for _______ additional term(s) of _______ year(s) and ________ month(s) (each) at a rent to be determined as follows:

(  ) the Lease and/or the documents listed above in Paragraph 6 contain an option to terminate the Lease prior to the date set forth above as follows:

8.

That Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, either orally or in writing, nor has Landlord provided financing for, made loans or advances to, or invested in the business of Tenant.

9.	That Tenant has no option or right in the nature of a right of first refusal or right of first offer to purchase or otherwise acquire all or any portion of the Premises.
10.	That there are no actions, voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.
11.	That this certification is made knowing that Lender is relying upon the representations herein made.

Tenant:

By:
Name:
Title:

Attest:
Name:
Title:

Date:	, 201_
Borrower’s Initial
Lender’s Initial

EXHIBIT G

NONDISCRIMINATION AND AFFIRMATIVE ACTION COVENANTS

With respect to the exercise of all rights and privileges granted under this Lease, Tenant agrees that Tenant, its successors in interest, subtenants, and assigns shall:

(a)

not discriminate against any person, employee, or applicant for employment because of race, color or religion, national origin, age, sex, sexual orientation, disability, or Vietnam era veteran status in the use of the Premises, including the hiring and discharging of employees, the provision or use of services, and the selection of suppliers and contractors;

(b)	conspicuously post notices to employees and prospective employees setting forth the Fair Employee Practices Law of the Commonwealth of Massachusetts; and
(c)

comply with all applicable federal and state laws, rules and regulations and orders and Massport rules and orders (provided copies of such Massport rules and orders have been provided to Tenant) pertaining to Civil Rights and Equal Opportunity.

Non-compliance by Tenant, its successors in interest, subtenants, or assigns with the foregoing (beyond any cure period set forth in the Lease) shall constitute a material breach of this Lease.  Tenant shall indemnify and hold harmless Landlord and Massport from any claims and demands of third persons resulting from non-compliance therewith.  The provisions of this Exhibit G shall survive the expiration or any early termination or cancellation of this Lease with respect to the period ending on such expiration or earlier termination.

G-1

EXHIBIT H

FORM OF NON-DISTURBANCE AGREEMENT FOR SUPERIOR LEASES

[NOTE:  DRAFT – SUBJECT TO APPROVAL BY GROUND LANDLORD OF SUBLEASE]

SUBORDINATION, NON‑DISTURBANCE AND
ATTORNMENT AGREEMENT

Date:_____________

Ground Landlord:

Massachusetts Port Authority

One Harborside Drive, Suite 200S

East Boston, Massachusetts 02128-2909

Attention:  General Counsel

Ground Tenant:

Commonwealth Flats Development 121A

East Limited Partnership

c/o Pembroke Real Estate LLC
255 State Street
Boston, Massachusetts 02109

Attn: Asset Management

Operating Subtenant:

East Office Operating Limited Partnership

c/o Pembroke Real Estate LLC
255 State Street
Boston, Massachusetts 02109
Attn:  Asset Management
Subtenant:

[Name and Address]

Ground Lease:

Dated as of July 13, 1998, between Ground Landlord, and Ground Tenant, notice of which is recorded with the Suffolk County Registry of Deeds (the “Registry of Deeds”) at Book 23335, Page 76.

Operating Sublease:

Dated as of July 13, 1998, between Ground Tenant, and Operating Subtenant, notice of which is recorded with the Registry of Deeds at Book 23335, Page 99.

Sublease:

Dated as of ______________________, between Operating Subtenant and Subtenant[, notice of which is recorded with the Registry of Deeds at Book ____, Page ____].

Premises:

(i) A parcel consisting of the land known as Parcel B‑2, being part of the Commonwealth Flats on Northern Avenue in the South Boston District of Boston, Massachusetts, together with the Office and other improvements constructed or to be constructed thereon, all as more particularly described in the Ground Lease, and (ii) Parcel D.  (This and other capitalized terms in this Agreement, not otherwise defined, shall have the same meanings as assigned in the Ground Lease.)

Subleased Premises:

The portion of the Premises demised to the Subtenant in the Sublease.

Ground Landlord is owner of the Premises which are subject to the Ground Lease and the Operating Sublease (each, an “Overlease,” and, collectively, the “Overleases”).

Operating Subtenant and Subtenant have entered into, or are about to enter into, the Sublease, a copy of which is attached as Exhibit A (provided that a copy of the Sublease shall not be attached to any counterpart of this Agreement to be recorded at the Registry of Deeds).

In consideration of the agreements contained herein, the parties agree as follows:

1.Subordination

Subtenant confirms and agrees that the Sublease and any extensions, renewals, amendments, modifications, consolidations, replacements and expansions thereof, and all right, title and interest of Subtenant thereunder in and to the Subleased Premises, are and shall be subject and subordinate to the Overleases and to all the terms and conditions contained therein, and to all extensions, renewals, amendments, modifications, consolidations, replacements and expansions thereof as though each such extension renewal, amendment, modification, consolidation, replacement and expansion were executed, delivered and notice thereof recorded before the execution of the Sublease.  Without limiting the foregoing and notwithstanding any other term or provision of this Agreement, Subtenant’s rights with respect to proceeds of insurance and eminent domain awards are expressly made subject and subordinate to the terms of the Ground Lease, and the disposition of such proceeds shall be governed by the Ground Lease in all respects.

2.Non‑Disturbance

Ground Landlord consents to the execution and delivery of the Sublease in the form attached as Exhibit A.

[Sublease has not yet been reviewed or approved by Ground Landlord.]

Provided that the Sublease is then in full force and effect, Ground Landlord agrees that, in the event of a termination of any Overlease or the exercise by Ground Landlord of any of its rights thereunder to take possession of and to operate the Premises, Ground Landlord shall not disturb Subtenant’s right of possession of the Subleased Premises under the terms of the Sublease so long as Subtenant is not in default beyond any applicable grace period of any term, covenant or condition of the Sublease.

The rights under this paragraph shall inure to the benefit of only the Subtenant named herein and shall not pass to any assignee of the Sublease or any other party.

3.Attornment

A.

Subtenant agrees that, in the event of a termination of the Overleases or the exercise by Ground Landlord of any of its rights thereunder to take possession of and to operate the Premises, Subtenant will attorn to and recognize Ground Landlord as its sublandlord under the Sublease for the remainder of the term thereof (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Sublease, and Subtenant hereby agrees to pay and perform all of the obligations of Subtenant pursuant to the Sublease.

B.	Subtenant agrees that, in the event Ground Landlord succeeds to the position of sublandlord under the Sublease, Ground Landlord shall not be:
1.

liable for any act or omission of any prior sublandlord (including, without limitation, Ground Tenant or Operating Subtenant), or for any fact, circumstance or condition existing prior to Ground Landlord’s succession in interest;

2.	liable for the return of any security deposit unless Ground Landlord is holding the same;
3.	bound by any rent or Additional Rent which Subtenant may have prepaid for more than the current month under the Sublease;
4.	bound by any amendments or modifications of the Sublease, or any consent or approval thereunder, made without the prior written consent of Ground Landlord;
5.	subject to any offsets, claims or defenses which Subtenant might have against any prior sublandlord (including, without limitation, Ground Tenant or Operating Subtenant);

6.

bound by any agreement in the Sublease or otherwise required to construct, complete or deliver the Subleased Premises, the Office, the Garage, the D Street Open Space or the Premises or any portion thereof or any improvement thereof or to indemnify Subtenant for any loss resulting from a failure to timely deliver the Subleased Premises;

7.

bound by any agreement in the Sublease or otherwise required to repair or restore the Subleased Premises, the Office, the Garage, the D Street Open Space or the Premises or any portion thereof after casualty or condemnation, or to make any payments to anyone for or on account of or in connection with any of the foregoing;

8.

liable for or incur any obligations with respect to any breach of warranties or representations of any nature under the Sublease or otherwise including, without limitation, any warranties or representations regarding use, compliance with or applicability of zoning, title, authority or possession; or

9.	liable for consequential damages.

Ground Landlord will have the same remedies for the nonperformance of any agreement contained in the Sublease which Ground Tenant or Operating Subtenant had or would have had if the Overleases had not been terminated.

4.Notice and Cure

Subtenant agrees to give Ground Landlord a copy of any notice of default under the Sublease served upon Operating Subtenant, at the same time as such notice is given to Operating Subtenant.  Subtenant further agrees that if Operating Subtenant shall have failed to cure such default then Ground Landlord (provided Ground Landlord is not acting in the capacity as Operating Subtenant) shall have an additional sixty (60) days beyond the time period set forth in the Sublease for the curing of defaults within which to cure such default, or, if no such cure period is set forth in the Sublease, shall have sixty (60) days from date notice is first given to Operating Subtenant to cure such default.

5.Further Assurances

The subordination provisions hereof are effective upon execution hereof and, except as provided in the last sentence of this Paragraph V, the non‑disturbance and attornment provisions hereof shall operate immediately upon Ground Landlord succeeding to the position of sublandlord as aforesaid provided that the Sublease is then in full force and effect and Subtenant is not then in default beyond any applicable grace period of any term, covenant or condition of the Sublease, in either event without execution of any further instrument.  Operating Subtenant and Subtenant agree, however, to execute and deliver from time to time such further documentation as either party deems necessary or appropriate to evidence their agreement hereunder.  Notwithstanding the foregoing, the non-disturbance and attornment provisions hereof shall not become effective until Certificates of Occupancy have been issued for the Office and Garage in accordance with the requirements of the Ground Lease.

6.Modification of Sublease

Neither Subtenant nor its successors or assigns shall enter into any agreement which shall amend or modify the Sublease or to surrender, merge, terminate or cancel the Sublease absent a default thereunder, without the prior written consent of Ground Landlord.  Any agreement made in contravention of this paragraph shall be void and of no force or effect as to Ground Landlord.

7.Options

With respect to any options or rights of first refusal for additional space provided to Subtenant under the Sublease, Ground Landlord agrees to recognize the same if Subtenant is entitled thereto under the Sublease after the date on which Ground Landlord succeeds to the interest of sublandlord under the Sublease; provided that Ground Landlord shall not be liable in damages to Subtenant or any other subtenant of the Premises or responsible for any acts of any prior sublandlord (including, without limitation, Ground Tenant or Operating Subtenant) or the acts of any other party (whether or not consented to by Ground Landlord), which prevents Ground Landlord from complying with the provisions hereof and Subtenant shall have no right to make any such claims against Ground Landlord’s interest in the Premises or the rents, income, receipts, revenues, issues or profits issuing from the Premises, on account thereof.

8.Successors and Assigns

The term “Ground Landlord” as used in this Agreement means only the owner (or the owner’s nominee) for the time being of the fee title to the Premises.  In the event of any sale or other transfer of an interest in the Premises, the Ground Landlord named herein shall be and hereby is entirely relieved of all covenants and obligations of the Ground Landlord hereunder.

Except as otherwise provided, this Agreement is binding upon and shall inure to the benefit of the parties hereto and their heirs, successors, personal representatives, and assigns.

9.Non-Recourse

Subtenant agrees that execution by Ground Landlord of this Agreement and execution of the Ground Lease by Ground Landlord does not constitute an assumption by Ground Landlord of any obligations or liabilities under the Sublease, and that Ground Landlord is not bound to perform Operating Subtenant’s obligations under the Sublease unless and until Ground Landlord succeeds to Operating Subtenant’s position under the Sublease as set forth above, it being understood that Ground Landlord cannot be bound by any act or omission of Operating Subtenant, its successors or assigns.  Subtenant further agrees that, in the event Ground Landlord succeeds to Operating Subtenant’s position under the Sublease as aforesaid, Ground Landlord’s liability under the Sublease shall be enforceable only out of Ground Landlord’s interest in the Office; and there shall be no other recourse against, or right to seek a deficiency judgment against, Ground Landlord or any other assets of Ground Landlord, nor shall there be any personal liability on the part of any member of its board of directors or any officer or employee of Ground Landlord, with respect to any obligations to be performed under the Sublease.

10.Validity of Provisions

The invalidity of any provision of this Agreement shall in no way affect the validity of any other provision.

11.Governing Law

This Agreement shall be interpreted in accordance with and governed by the laws of The Commonwealth of Massachusetts.

12.Jurisdiction

The parties submit to personal jurisdiction in The Commonwealth of Massachusetts and waive any and all personal rights to object to such jurisdiction.  The parties agree service of process may be made and personal jurisdiction obtained by serving them at the addresses stated on the first page hereof (and, with respect to the Subtenant, after the term commencement date of the Sublease, at the Sublease Premises).

13.Notices

All notices given hereunder shall be in writing and shall be deemed received at the earlier of when delivered in hand or seventy two (72) hours after the same have been deposited in the United States mails, postage prepaid, certified or registered mail, return receipt requested, addressed to any party at its address appearing on the first page hereof (and, with respect to the Subtenant, after the term commencement date of the Sublease, at the Sublease Premises), or to such other address or addresses as the parties may from time to time specify by notice so given.

14.Changes in Writing

This Agreement may not be changed, waived, or terminated except in a writing signed by the party against whom enforcement of the change, waiver, or termination is sought.

Executed under seal as of the date first written above.

GROUND LANDLORD:	MASSACHUSETTS PORT AUTHORITY

By:
Its:

GROUND TENANT:	COMMONWEALTH FLATS DEVELOPMENT 121A EAST LIMITED PARTNERSHIP

	By:	Commonwealth Flats Development East Corp., its general partner

By:
Its:

OPERATING SUBTENANT:	EAST OFFICE OPERATING LIMITED PARTNERSHIP

	By:	Commonwealth Flats Development East Corp., its general partner
By:
Its:

SUBTENANT:	[ ]

By:
Its:

EXHIBIT I

FORM OF NON-DISTURBANCE AGREEMENT FOR MORTGAGES

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

Pacific Life Insurance Company

700 Newport Center Drive

Newport Beach, CA 92660

Attn:	V.P. Closing

Real Estate Division

Loan No. _____________

______________________________________________________________________________
Space Above This Line for Recorder’s Use

SUBORDINATION, NON-DISTURBANCE, AND
ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of ____________________, 20__, by and among PACIFIC LIFE INSURANCE COMPANY, a Nebraska corporation (together with its successors and assigns, “Lender”), _________________, a _______________ (“Tenant”), and __________________________________, a ________________ (“Landlord”).

RECITALS

A.Landlord is the owner of those certain premises commonly known as _______________ at ____________________________, more particularly described in Exhibit A attached hereto (the “Real Estate”);

B.Landlord has requested that Lender make a loan (the “Loan”) to Landlord pursuant to a [Term] Loan Agreement, by Landlord and Lender (“Loan Agreement”), which Loan is to be evidenced by a Secured Promissory Note (the “Note”), by Landlord in favor of Lender;

C.Pursuant to the Loan Agreement, the obligations of Borrower under the Note are to be secured by, among other things, a mortgage, deed of trust or other security instrument (the “Security Instrument”) to be recorded in the Official Records of ______ County, ______;

D.The Security Instrument will constitute a first lien upon, among other things, the Real Estate and the current and future improvements (the “Improvements”) situated thereon (collectively, the “Property”); and

E.Under the terms of that certain ____________ Lease  dated _________, ____, as amended as of _________, _____(collectively, the “Lease”), Landlord leased to Tenant a portion of the Real Estate and the Improvements, as more particularly described in the Lease.

NOW THEREFORE, to confirm the legal effect of the Security Instrument and the Lease and, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENTS

1.Subordination.

(a)The Lease and the leasehold estate created by the Lease and all of Tenant’s rights under the Lease are and at all times shall be subordinate to the lien and charge of the Security Instrument and all terms and conditions contained therein, and to all substitutions, renewals, modifications and amendments thereto (including, without limitation, any of the foregoing which increase the indebtedness secured thereby), subject to the terms and conditions set forth in this Agreement.

(b)Notwithstanding anything to the contrary contained herein or in the Lease, Tenant acknowledges and agrees that Lender has a claim superior to Tenant’s claim for insurance proceeds and for condemnation awards, if any, received with respect to the Improvements or the Property, other than insurance proceeds payable solely to Tenant for Tenant’s personal property pursuant to the terms of the Lease or condemnation awards payable directly and solely to Tenant by the condemning authority.  Tenant acknowledges and agrees that notwithstanding anything to the contrary contained in the Lease, all insurance proceeds and condemnation awards for Improvements and the Property shall be disbursed and applied in accordance with the Loan Documents and this Agreement.

2.Non-Disturbance.  In the event of foreclosure of the Security Instrument (by judicial process, power of sale or otherwise) or conveyance in lieu of foreclosure, which foreclosure, power of sale, or conveyance occurs prior to the expiration date of the Lease, including any extensions and renewals of the Lease now provided thereunder which may be exercised by Tenant, and so long as Tenant is not in default under any of the terms, covenants and conditions of the Lease beyond any applicable grace or cure period, Lender agrees that Lender shall take no action that disturbs Tenant in its quiet and peaceful possession of the premises demised under the Lease, subject to the terms and conditions of the Lease and this Agreement.  Lender and Tenant understand and agree that the covenant of quiet and peaceful possession of the premises demised under the Lease set forth in this Section 2 is intended to be binding on any purchaser (“Purchaser”) at a foreclosure of the Security Instrument, by judicial process, power of sale or otherwise; provided, however, Lender shall have no liability for any acts or omissions of any such Purchaser, for violating such covenant or otherwise, unless Lender is such Purchaser.

3.Attornment.  In the event of foreclosure of or other execution on the Security Instrument or conveyance in lieu of foreclosure, which foreclosure, execution or conveyance occurs prior to the expiration date of the Lease, including any extensions and renewals of the Lease now provided thereunder, it is agreed that notwithstanding the subordination of the Lease provided for herein, Tenant shall attorn to Lender or Purchaser and recognize Lender or Purchaser as Tenant’s  landlord under the Lease, and so long as Tenant is in possession of the premises demised under the Lease and is not in default under any of the terms, covenants and conditions of the Lease beyond any applicable grace or cure period, Lender or Purchaser shall recognize and accept Tenant as its tenant thereunder, whereupon the Lease shall continue, without further agreement, in full force and effect as a direct lease between Lender or Purchaser and Tenant for the remaining term thereof, together with all extensions and renewals now provided thereunder, upon the same terms, covenants and conditions as therein provided, subject to the provisions contained in Section 4 and Section 8 below, and Tenant shall thereafter make all rent payments directly to either Lender or Purchaser, as the case may be, subject to the limitations and other provisions contained in Section 4 and Section 8 below.  Landlord hereby authorizes Tenant to make such rent payments directly to Lender or Purchaser and waives all claims against Tenant for any sums so paid at Lender’s or Purchaser’s request and direction.  Such attornment as provided herein shall be self-operative without further aid or execution of further instruments by parties to this Agreement, immediately upon Lender or Purchaser succeeding to the interest of Landlord under the Lease.

4.Limitation of Liability.  Notwithstanding anything to the contrary contained herein or in the Lease, in the event of foreclosure of or other execution on the Security Instrument (by judicial process, power of sale or otherwise) or conveyance in lieu of foreclosure, which foreclosure, power of sale or conveyance occurs prior to the expiration date of the Lease, including any extensions and renewals of the Lease now provided thereunder, the liability of Lender or Purchaser, as the case may be, shall be limited as set forth below in Section 8; provided, however, Lender or Purchaser, as the case may be, also shall not:

(a)be liable to Tenant for any act, omission or default on the part of the original Landlord or any other landlord under the Lease and Tenant shall have no right to assert the same or any damages arising therefrom as (i) a claim, defense or deficiency against Lender, Purchaser, or the successors or assigns of any of them, or (ii) an offset against Lender, Purchaser or the successors or assigns of any of them under the Lease or otherwise;

(b)be liable to Tenant for the return of any deposit, rental security or any other sums deposited with the original Landlord or any other landlord under the Lease and not delivered to Lender or the Purchaser, as the case may be; provided that Lender or such Purchaser shall be liable to Tenant under the terms of the Lease to the extent of any such deposit or rental security actually received by such Lender or Purchaser that is free and clear of any interest of Landlord or any other landlord under the Lease;

(c)[be bound by any cancellation, surrender, amendment, waiver of rights or modification of the Lease not consented to in writing by Lender;][Add for any Lease that is a Major Lease as defined in Application]

(d)be bound by or subject to any defense or offset on the part of Tenant for any payment of rent more than thirty (30) days in advance of the date due under the terms of the Lease, unless Lender shall have actually received such rent or Lender has consented to such advance payment in writing, which consent Lender may grant or withhold in its sole and absolute discretion;

(e)be bound by any warranty or representation of Landlord relating to work performed by Landlord or any predecessor landlord under the Lease;

(f)be liable to Tenant for construction, restoration or repair, or delays in construction, restoration or repair, of the Improvements or the portion thereof leased to Tenant under the Lease or any tenant improvements (including, without limitation, any tenant improvement allowances); or

(g)be bound by any purchase option or right of first offer or first refusal or similar right granted to Tenant under the Lease.

5.Further Documents.  Except as expressly provided for herein, the foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of any party hereto.  Tenant agrees, however, to execute and deliver to Lender or to any person to whom Tenant agrees to attorn pursuant hereto such other instruments as Lender or such person shall reasonably request in order to confirm said attornment.

6.Notice and Cure.  Tenant agrees that if there occurs a default by Landlord under the Lease:

(a)A copy of each notice given to Landlord pursuant to the Lease shall also be given simultaneously to Lender, and no such notice shall be effective for any purpose under the Lease unless so given to Lender; and

(b)If Landlord shall fail to cure any default within the time prescribed by the Lease (or within a reasonable time if no such time period is provided), Lender shall have an additional thirty (30) days after the later of the (i) expiration of Landlord’s cure period or (ii) giving of such notice to Lender, within which to cure such default (if curable by Lender within such 30-day period) before Tenant shall have the right to terminate the Lease or exercise any self-help rights from which a right of setoff would arise, or, if such default cannot reasonably be cured within such additional 30-day period, because in order to cure such failure the Lender must acquire control or ownership of the premises demised under the Lease, then Lender shall have such additional time as may be necessary to diligently pursue foreclosure proceedings or otherwise acquire title to the Improvements, if such proceedings are commenced within such additional 30-day period.

7.Notices.  All notices, demands and requests given or required to be given hereunder shall be in writing and shall be deemed to have been properly given when personally served or if sent by U.S. registered or certified mail, postage prepaid, or by recognized overnight delivery service, addressed as follows when received:

Lender:	Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, California 92660
Attn: Vice President Portfolio Management
Real Estate Division
Loan No.
With a copy to:

Tenant:

Attn:

Landlord:

Attn:

8.Limitation of Personal Liability.  Notwithstanding anything to the contrary herein or in the Lease, if Lender or any Purchaser acquires title to the Property, Lender or Purchaser shall have no obligation, nor incur any liability, beyond the interest, if any, of Lender or Purchaser in the Property and upon any subsequent sale or transfer of the Property by Lender or any Purchaser, Lender and such Purchaser shall be released from any and all further duties, liabilities or obligations to Tenant, its successors or assigns arising or accruing under the Lease from and after the date of such sale or transfer. By executing this Agreement, Landlord specifically acknowledges and agrees that nothing contained in this Section 8 shall impair, limit, affect, lessen, abrogate or otherwise modify the obligations of Landlord to Tenant under the Lease. Tenant understands and agrees that in determining “Landlord’s (or its successors’ or assigns’) interest in the Project” (as such phrase is used in Section [  ] of the Lease), when applied to Lender or any person or entity acquiring the Mortgaged Premises through a foreclosure or a transfer in lieu of foreclosure under the Security Instrument, (x) the value of such interest shall be reduced by the amount owing on the indebtedness (whether principal, interest or any other amount) secured by the Security Instrument immediately prior to the foreclosure or transfer in lieu of foreclosure, regardless of whether following such foreclosure or transfer in lieu of foreclosure such indebtedness has been or is deemed to be discharged or repaid, and (y) the amount of rent and other income from the Mortgaged Premises shall be reduced by an amount equal to the debt service on the indebtedness secured by the Security Instrument, which debt service shall be determined without regard to any acceleration or increase in interest rate by virtue of any default or event of default under the Security Instrument.

9.Binding Effect.  The terms, covenants and conditions hereof shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

10.Modification.  This Agreement may not be modified orally or in a manner other than by an agreement signed by the parties hereto or their respective successors in interest.

11.Choice of Law.  This Agreement shall be governed by the internal law (and not the law of conflicts) of the State of _________.

12.Counterparts.  This Agreement may be executed in two or more counterparts which, when taken together, shall constitute one and the same original.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

TENANT:

By:	(SEAL)
Name:
Title:

Address:	[See Section 7 above.]

ADD NOTARY ACKNOWLEDGEMENT

LANDLORD:

By:
Name:
Title:

Address:	[See Section 7 above.]

ADD NOTARY ACKNOWLEDGEMENT

LENDER:
PACIFIC LIFE INSURANCE COMPANY,
a Nebraska corporation

By:
Name:
Title:

By:
Name:
Title:

Address:	[See Section 7 above.]

ADD NOTARY ACKNOWLEDGEMENT

EXHIBIT A

Description of Real Estate

EXHIBIT J

FORM OF LETTER OF CREDIT

J-1